UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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LAM RESEARCH CORPORATION
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September 28, 2022
Dear Lam Research Stockholders,
We cordially invite you to attend the Lam Research Corporation 2022 Annual Meeting of Stockholders. The annual meeting will be held on Tuesday, November 8, 2022, at 9:30 a.m. Pacific Standard Time. This year’s annual meeting will be a virtual meeting. You may attend the annual meeting, vote, and submit your questions during the live webcast of the annual meeting by visiting virtualshareholdermeeting.com/LRCX2022 and entering the 16-digit control number included in our Notice of Internet Availability or on your proxy card.
At this year’s annual meeting, stockholders will be asked to elect the nine nominees named in the attached proxy statement as directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified; to cast an advisory vote to approve our named executive officer compensation, or “Say on Pay”; and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023. The Board of Directors recommends that you vote in favor of each director nominee and each of these proposals. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our most recently-provided outlook.
Please refer to the proxy statement for detailed information about the annual meeting, each director nominee, and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible by the internet, telephone, or mail, even if you plan to attend the meeting.
Sincerely yours,
Abhijit Y. Talwalkar
Chairman of the Board

Notice of 2022 Annual Meeting of Stockholders

4650 Cushing Parkway
Fremont, California 94538
Telephone: 510-572-0200
Meeting Information
Category	Details
Date and Time	Tuesday, November 8, 2022 9:30 a.m. Pacific Standard Time
Place	Via the Internet at virtualshareholdermeeting.com/LRCX2022
Record Date	Only stockholders of record at the close of business on September 9, 2022, the “Record Date,” are entitled to notice of, and to vote at, the annual meeting.
Proxy and Annual Report Materials
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 8, 2022
Our notice of 2022 Annual Meeting of Stockholders, proxy statement, and annual report to stockholders are available on the Lam Research website at investor.lamresearch.com.
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Date of Distribution
This notice, proxy statement and proxy card are first being made available and/or mailed to our stockholders on or about September 28, 2022.
Items of Business
# Proposal	Our Board’s Recommendation
1. Election of nine directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified	FOR each Director Nominee
2. Advisory vote to approve our named executive officer compensation, or “Say on Pay”	FOR
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023	FOR
Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)
Voting
Please vote as soon as possible, even if you plan to attend the annual meeting, on all of the voting matters. You have three options for submitting your vote before the annual meeting:

By internet	By phone	By mail
The proxy statement and the accompanying proxy card provide detailed voting instructions.
IT IS IMPORTANT THAT YOU VOTE to play a part in the future of the Company. Please carefully review the proxy materials for the 2022 Annual Meeting of Stockholders.
By Order of the Board of Directors,
Ava M. Hahn
Secretary

Lam Research Corporation
Proxy Statement for 2022 Annual Meeting of Stockholders

Proxy Statement Summary
To assist you in reviewing the proposals to be acted upon at the annual meeting, we call your attention to the following summarized information about the Company, the proposals and voting recommendations, the Company’s director nominees, highlights of the directors’ key qualifications, skills and experiences, board composition, corporate governance, executive compensation, and environmental, social and governance (“ESG”) matters. For more complete information about these topics, please review the complete proxy statement before voting. We also encourage you to read our latest annual report on Form 10-K, which is available at investor.lamresearch.com, and our latest ESG report, which is available at lamresearch.com/company/environmental-social-governance. The content of any website or report referred to in this proxy statement is not a part of nor incorporated by reference in this proxy statement unless expressly noted.
We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation. We also use the term “Board” to refer to the Company’s Board of Directors.
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements that are not statements of historical fact, including statements regarding our ESG plans and goals. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed, including the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission (“SEC”), including specifically the Risk Factors described in our annual report on Form 10-K and our quarterly reports on Form 10-Q. You should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements.
About Lam Research Corporation
Lam Research is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. We have built a strong global presence with core competencies in areas like nanoscale applications enablement, chemistry, plasma and fluidics, advanced systems engineering, and a broad range of operational disciplines. Our products and services are designed to help our customers build smaller and better performing devices that are used in a variety of electronic products, including mobile phones, personal computers, servers, wearables, automotive vehicles, and data storage devices.
Our customer base includes leading semiconductor memory, foundry, and integrated device manufacturers that make products such as non-volatile memory, dynamic random-access memory (DRAM), and logic devices. Their continued success is part of our commitment to driving semiconductor breakthroughs that define the next generation. Our core technical competency is integrating hardware, process, materials, software, and process control enabling results on the wafer.
Semiconductor manufacturing, our customers’ business, involves the complete fabrication of multiple dies or integrated circuits on a wafer. This involves the repetition of a set of core processes and can require hundreds of individual steps. Fabricating these devices requires highly sophisticated process technologies to integrate an increasing array of new materials with precise control at the atomic scale. Along with meeting technical requirements, wafer processing equipment must deliver high productivity and be cost-effective.
Demand from cloud computing, the Internet of Things, or “IoT,” and other markets is driving the need for increasingly powerful and cost-efficient semiconductors. At the same time, there are growing technical challenges with traditional two-dimensional scaling. These trends are driving significant inflections in semiconductor manufacturing, such as the increasing importance of vertical scaling strategies like three-dimensional architectures as well as multiple patterning to enable shrinks.
We believe we are in a strong position with our leadership and expertise in deposition, etch, and clean to facilitate some of the most significant innovations in semiconductor device manufacturing. Several factors create opportunity for sustainable differentiation for us: (i) our focus on research and development, with several on-going programs relating to sustaining engineering, product and process development, and concept and feasibility; (ii) our ability to effectively leverage cycles of learning from our broad installed base; (iii) our collaborative focus with semi-ecosystem partners; (iv) our ability to identify and invest in the breadth of our product portfolio to meet technology inflections; and (v) our focus on delivering our multi-product solutions with a goal to enhance the value of Lam’s solutions to our customers.
Lam Research Corporation 2022 Proxy Statement 1

Figure 1. Fiscal Year 2022 Financial Highlights
Figure 2. Proposals and Voting Recommendations
Voting Matters	Board Vote Recommendation
Proposal No. 1: Election of Directors	FOR each nominee
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”	FOR
Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2023	FOR
Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)
Figure 3. Summary Information Regarding Director Nominees
You are being asked to vote on the election of these nine directors. The following table provides summary information about each director nominee as of September 9, 2022. Information about their key qualifications, skills and experiences is shown in Figure 4 on the following page, information about nominee diversity is shown in Figure 5, and their biographical information is contained in the “Voting Proposals−Proposal No. 1: Election of Directors−2022 Nominees for Director” section beginning on page 59 below.
	Director			Committee Membership(2)			Other Current Public Boards
Name	Age	Since	Independent(1)	AC	CC	NGC
Sohail U. Ahmed	64	2019	Yes		M
Timothy M. Archer	55	2018	No
Eric K. Brandt	60	2010	Yes	*	C	M	Dentsply Sirona, Macerich, NortonLifeLock
Michael R. Cannon	69	2011	Yes	M/FE		C	Seagate Technology
Bethany J. Mayer	60	2019	Yes	M/FE			Box, Sempra Energy
Jyoti K. Mehra	46	2021	Yes
Abhijit Y. Talwalkar	58	2011	Yes (Chairman)		M	M	Advanced Micro Devices, iRhythm Technologies, TE Connectivity
Lih Shyng (Rick L.) Tsai	71	2016	Yes		M		MediaTek
Leslie F. Varon	65	2019	Yes	C/FE			Dentsply Sirona, Hamilton Lane
(1)
Independence determined in accordance with Nasdaq rules.

(2)
Membership shown will continue through November 7, 2022, on which date certain membership changes will take effect. See “Governance Matters−Corporate Governance−Board Committees” for details.

AC – Audit committee	C – Chair
CC – Compensation and human resources committee	M – Member
NGC – Nominating and governance committee	FE – Audit committee financial expert (as determined based on SEC rules)
* – Qualifies as an audit committee financial expert (as determined based on SEC rules)

Figure 4. Director Nominee Key Qualifications, Skills and Experiences Highlights
The table below summarizes the key qualifications, skills and experiences of our nominees. Not having a mark does not mean the director nominee does not possess that qualification, skill or experience. The director biographies contained in the “Voting Proposals−Proposal No. 1: Election of Directors−2022 Nominees for Director” section below describe each director nominee’s background and relevant experience in more detail, and identifies those qualifications, skills and experiences considered most relevant to the decision to nominate candidates to serve on our Board.
Key Qualifications, Skills & Experiences of Director Nominees	Sohail U. Ahmed	Timothy M. Archer	Eric K. Brandt	Michael R. Cannon	Bethany J. Mayer	Jyoti K. Mehra	Abhijit Y. Talwalkar	Lih Shyng (Rick L.) Tsai	Leslie F. Varon
Industry Knowledge−Knowledge of and experience with our semiconductor and broader technology industries and markets	✓	✓	✓	✓	✓		✓	✓	✓
Customer/Deep Technology Knowledge−Deep knowledge and understanding of semiconductor processing equipment technologies, including an understanding of our customers’ markets and needs	✓	✓	✓				✓	✓
Marketing Experience−Extensive knowledge and experience in business-to-business marketing and sales, and services and/or business development, preferably in a capital equipment industry		✓	✓	✓	✓		✓	✓
Leadership Experience−Experience as a current or former chief executive officer (“CEO”), president, chief operating officer and/or general manager of a significant business		✓	✓	✓	✓		✓	✓
Finance Experience−Profit and loss (“P&L”) and financing experience as an executive responsible for financial results of a breadth and level of complexity comparable to the Company		✓	✓	✓	✓		✓	✓	✓
Global Business Experience−Experience as a current or former business executive of a business with substantial global operations	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions (“M&A”) Experience−M&A and integration experience (including buy- and sell-side and hostile M&A experience) as a public company director or officer		✓	✓	✓	✓		✓	✓	✓
Board/Governance Experience−Experience with corporate governance requirements and practices	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity Experience−Understanding of and/or experience overseeing corporate cybersecurity programs, and having a history of participation in relevant cyber education		✓	✓	✓	✓	✓

Human Capital Management Experience−Experience serving as a member of the compensation committee of a public company, head of human resources, or as direct manager of the head of human resources, or other experience in setting talent management policies in large organizations, including recruiting, retention, compensation and organizational planning
	✓	✓	✓	✓	✓	✓	✓	✓

Risk Management Experience−Experience serving as a member of the audit committee of a public company, or directly overseeing enterprise risk management or business continuity planning in a large organization, or other experience in managing risk at the enterprise level or in a senior compliance or regulatory role
		✓	✓	✓	✓		✓	✓	✓

Lam Research Corporation 2022 Proxy Statement 3

Figure 5. Director Nominee Composition Highlights
The Board is committed to diversity and the pursuit of board refreshment and balanced tenure. The following charts show the tenure, age and diversity of the director nominees. For more information about our Board’s approach to refreshment and diversity, including our board diversity matrix, please refer to the section “Governance Matters−Corporate Governance−Our Approach to Board Effectiveness” beginning on page 9 below.
Figure 6. Corporate Governance Highlights
Board and Other Governance Information	As of September 2022
Size of Board as Nominated	9
Number of Independent Nominated Directors	8
Number of Nominated Directors Who Attended ≥75% of Meetings	9
Number of Nominated Directors on More Than Four Public Company Boards	0
Number of Nominated Non-Employee Executive Officer Directors Who Are on More Than Two Public Company Boards	0
Limitations on Director Commitments, Including Other Board and Committee Memberships and Leadership, With Commitments Evaluated Annually (Page 13)	Yes
Directors Subject to Stock Ownership Guidelines (Page 14)	Yes
Hedging and Pledging Prohibited (Page 9)	Yes
Annual Election of Directors (Page 58)	Yes
Voting Standard (Page 58)	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chair and CEO	Yes
Independent Board Chair (Page 13)	Yes
Independent Directors Meet Without Management Present (Page 13)	Yes
Annual Board (Including Individual Director) and Committee Self-Evaluations (Page 10)	Yes
Annual Independent Director Evaluation of CEO (Pages 15-16)	Yes
Risk Oversight by Full Board and Committees (Pages 16)	Yes
Commitment to Board Refreshment and Diversity (Page 10)	Yes
Robust Director Nomination Process (Page 11)	Yes
Significant Board Engagement (Page 15)	Yes
Board Orientation/Education Program (Page 11)	Yes
Code of Ethics Applicable to Directors (Page 9)	Yes
Stockholder Proxy Access (Pages 12, 69)	Yes
Stockholder Ability to Act by Written Consent	Yes
Stockholder Engagement Program (Page 17)	Yes
Poison Pill	No
Board Oversight of ESG, Human Capital, Information Security & Political Activities (Pages 15-17)	Yes
Publication of Annual ESG Report on Our Website (Page 21)	Yes

Figure 7. Executive Compensation Highlights
What We Do

Pay for Performance (Pages 25-28)−Our executive compensation program is designed to pay for performance; 100% of the annual incentive program is tied to company financial, strategic, and operational performance metrics; the long-term incentive program uses a combination of market-based performance restricted stock units (“Market-based PRSUs”) with performance based on relative total shareholder return (“TSR”), stock options and service-based restricted stock units (“RSUs”).

Three-Year Performance Period for Our Long-Term Incentive Program (Pages 38-40)−Our current long-term incentive program is designed to pay for performance over a period of three years.
Absolute and Relative Performance Metrics (Pages 27-28, 33-40)−Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.
Balance of Annual and Long-Term Incentives−Our incentive programs provide a balance of annual and long-term incentives.
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 27-28, 33-40)−Our annual and long-term incentive programs use different performance metrics.
Capped Amounts (Pages 33-35, 39)−Amounts that can be earned under the annual and long-term incentive programs are capped.

Compensation Recovery/Clawback Policy (Page 41)−We have a policy pursuant to which we can recover the excess amount of cash incentive-based compensation granted and paid to our officers who are covered by section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Prohibit Option Repricing−Our stock incentive plans prohibit option repricing without stockholder approval.

Stock Ownership Guidelines (Page 41)−We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our named executive officers as set forth in Figure 21 has met their individual ownership level under the current program or has a period of time remaining under the guidelines to do so.

Independent Compensation Advisor (Page 30)−The compensation and human resources committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.
Stockholder Engagement (Page 29)−We engage with stockholders on an annual basis and stockholder advisory firms on an as needed basis to obtain feedback concerning our executive compensation program.
What We Don’t Do

Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 42, 44-45, 48-52)−Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits, or upon a change in control.(1)

Single-Trigger Change in Control Provisions (Pages 42, 48-52)−Our executive change in control policy does not have single-trigger provisions.
(1)
Our executive officers may receive tax gross-ups in connection with relocation benefits and anniversary milestone awards, which are widely available to all of our employees.

Lam Research Corporation 2022 Proxy Statement 5

Figure 8. ESG Highlights
We have a responsibility to contribute to a better world. When we think beyond ourselves, we get better results, advance our industry, and empower progress. To that end, we strive to incorporate environmental, social and governance (“ESG”) considerations into everything we do−from our operations and workplace practices, to how we source our materials and design our products. Our ESG strategy is composed of six key pillars, which are described in greater detail beginning on page 19 and in our annual ESG report, available at lamresearch.com/company/environmental-social-governance. We have set goals aligned with our strategy; these goals are highlighted below, together with some of our progress to date in each area. We aim to achieve the majority of these goals by calendar year 2025, unless otherwise stated. In the table below, references to specific years are to calendar, not fiscal, years.
Goals	Progress to date
Governance
• Continue to expand our disclosure and alignment with industry-recognized frameworks and standards	• Increased disclosure against Task Force on Climate-related Financial Disclosures (TCFD) framework
Sustainable Operations
• Achieve net zero emissions by 2050 by meeting the following targets:
– Achieve 100% renewable energy globally by 2030	• Sourced >50% renewable energy globally in 2021
– Reduce absolute scope 1 and 2 (market-based) greenhouse gas (GHG) emissions 25% by 2025 and 46% by 2030 from a 2019 baseline; achieve net zero operations by 2040	• Achieved 9.5% reduction in Scope 1 and 2 (market-based) GHG emissions against 2019 baseline
– Achieve 12 million kWh in total energy savings from a 2019 baseline	• Achieved >2 million kWh energy savings in 2021
• Achieve zero waste to landfill for hazardous waste	• Diverted 99% of hazardous waste from landfill in 2021
• Achieve 17 million gallons of water savings (15%) in water-stressed regions from a 2019 baseline	• Saved >13 million gallons of water in water-stressed regions−more than 3/4 of the way to goal
Responsible Supply Chain
• Achieve more than 90% compliance rate with our social and environmental expectations across our top-tier suppliers	• Goal achieved in 2021
• Engage with at least 50% of our top-tier suppliers on environmental sustainability opportunities	• Goal achieved in 2021
• Increase engagement with all suppliers on social and environmental topics through assessment, training, and capacity building	• Undertook a variety of engagement activities such as one-on-one meetings, assigned trainings, and supplier events in 2021
Our Workplace
• Build on our high-performance culture with best-in-class employee engagement at the top-tier benchmark as measured by our annual employee survey*	• Achieved engagement score in the top 20% of our survey vendor’s technology clients in 2021
• Maintain an OSHA recordable injury rate at or below 0.4**	• Realized recordable injury rate of 0.4 in 2021
• Increase number of women and underrepresented employees across the company	• Expanded proportion of women globally and employees from underrepresented groups in 2021
Our Communities
• Determine key targets for larger-scale impact aligned to a new strategic focus	• Goal achieved with launch of new Social Impact Framework, with new strategic focus areas to guide our giving and signature program initiatives
• Implement measurement of outcomes for key program and large-scale grants	• Not yet started
• Increase annual unique employee participation rate from 10% to 30%	• Reached 10% employee participation in employee giving programs in 2021
• Increase volunteer hours by 33% from 2019 baseline	• Volunteer hours declined slightly from 2019 baseline due to COVID-19 impact
*
Updated in 2021 to reflect change in methodology for measuring engagement benchmark.

**
Updated in 2021 to clarify goal is at or below 0.4.

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the beneficial ownership of shares of Lam common stock by: (1) each person or entity who we believe, based on our review of filings made with the SEC, beneficially owned more than 5% of Lam’s common stock on the date set forth below; (2) each current director of the Company; (3) each NEO identified below in the “Compensation Matters−Executive Compensation and Other Information−Compensation Discussion and Analysis” section; and (4) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 9, 2022, which is the Record Date for the 2022 Annual Meeting of Stockholders and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 136,834,528 as the number of shares of Lam common stock outstanding on September 9, 2022.
Figure 9. Beneficial Ownership Table
Name of Person or Identity of Group	Shares Beneficially Owned (#)(1)	Percentage of Class
5% Stockholders
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	11,504,998(2)	8.41%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,100,869(3)	8.11%
FMR LLC 245 Summer Street Boston, MA 02210	7,027,554(4)	5.14%
Directors
Sohail U. Ahmed	2,131	*
Timothy M. Archer (also a Named Executive Officer)	125,081	*
Eric K. Brandt	27,852	*
Michael R. Cannon	17,747	*
Catherine P. Lego	49,991	*
Bethany J. Mayer	2,127	*
Jyoti K. Mehra	457	*
Abhijit Y. Talwalkar	15,079	*
Lih Shyng (Rick L.) Tsai	6,527	*
Leslie F. Varon	1,902	*
Named Executive Officers (“NEOs”)
Douglas R. Bettinger	92,735	*
Patrick J. Lord	11,731	*
Vahid Vahedi	33,273	*
Seshasayee (Sesha) Varadarajan	32,296	*
All current directors and executive officers as a group (17 people)	473,461	*

*
Less than 1%

Lam Research Corporation 2022 Proxy Statement 7

(1)
Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 9, 2022, as well as RSUs, that will vest within that time period, as follows:

Shares
Sohail U. Ahmed	377
Timothy M. Archer	50,514
Eric K. Brandt	377
Michael R. Cannon	377
Catherine P. Lego	377
Bethany J. Mayer	377
Jyoti K. Mehra	377
Abhijit Y. Talwalkar	377
Lih Shyng (Rick L.) Tsai	377
Leslie F. Varon	377
Douglas R. Bettinger	2,840
Patrick J. Lord	4,350
Vahid Vahedi	13,249
Seshasayee (Sesha) Varadarajan	13,249
All current directors and executive officers as a group (17 people)	101,655
The terms of any outstanding stock options that are now exercisable or will become exercisable within 60 days after September 9, 2022, and RSUs that will vest within that time period, are reflected in “Figure 55. Outstanding Equity Awards at Fiscal Year 2022 Year-End,” except as described in the following sentences. Richard A. Gottscho, Ph.D., Ava M. Hahn and Scott G. Meikle, Ph.D. have options covering 6,122, 1,443 and 6,495 shares, respectively, which are unexercised and exercisable within 60 days of September 9, 2022. The grants for Drs. Gottscho and Meikle and Ms. Hahn have terms consistent with the terms reflected in “Figure 55. Outstanding Equity Awards at Fiscal Year 2022 Year-End.”
As discussed in “Governance Matters−Director Compensation” below, the non-employee directors receive an annual equity award as part of their compensation. These awards generally vest on October 31, 2022, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2022, Messrs. Ahmed, Brandt, Cannon, and Talwalkar; Mses. Lego, Mayer, Mehra and Varon; and Dr. Tsai each received awards of 377 RSUs.
(2)
All information regarding The Vanguard Group (“Vanguard”) is based solely on information disclosed in amendment number 10 to Schedule 13G filed by Vanguard with the SEC on February 10, 2022. According to the Schedule 13G filing, of the 11,504,998 shares of Lam common stock reported as beneficially owned by Vanguard as of December 31, 2021, Vanguard did not have sole voting power with respect to any shares, had shared voting power with respect to 239,081 shares, had sole dispositive power with respect to 10,919,612 shares, and had shared dispositive power with respect to 585,386 shares of Lam common stock.

(3)
All information regarding BlackRock Inc. (“BlackRock”) is based solely on information disclosed in amendment number 14 to Schedule 13G filed by BlackRock with the SEC on February 1, 2022 on behalf of BlackRock and certain subsidiaries. According to the Schedule 13G filing, of the 11,100,869 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2021, BlackRock had sole voting power with respect to 9,555,057 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 11,100,869 shares, and did not have shared dispositive power with respect to any shares of Lam common stock.

(4)
All information regarding FMR LLC (“FMR”) is based solely on information disclosed in amendment number two to Schedule 13G filed by FMR with the SEC on February 9, 2022 on behalf of FMR, Abigail P. Johnson, certain of FMR’s subsidiaries and affiliates, and other companies. According to the Schedule 13G filing, of the 7,027,554 shares of Lam common stock reported as beneficially owned by FMR as of December 31, 2021, FMR had sole voting power with respect to 956,458 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 7,027,554 shares, and did not have shared dispositive power with respect to any shares of Lam common stock.

Governance Matters
Corporate Governance
Our Board and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the Board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the Nasdaq Global Select Market (“Nasdaq”); published guidelines and recommendations of proxy advisory firms; published guidelines of some of our top stockholders; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.
Corporate Governance Policies
We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:
Figure 10. Policies and Procedures Summary
Policy or Procedure	Summary
Board committee charters*
Each of the Board’s audit, compensation and human resources, and nominating and governance committees has a written charter adopted by the Board that delegates authority and responsibilities to the committee.
Each committee reviews its charter, and the nominating and governance committee reviews the charters of all of the committees, annually and recommends changes to the Board, as appropriate. See “Board Committees” below for additional information regarding these committees.

Corporate governance guidelines*
We adhere to written corporate governance guidelines, adopted by the Board and reviewed annually by the nominating and governance committee and the Board.
Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies,” and “Other Governance Practices” sections below.

Corporate Code of Ethics*
We maintain a code of ethics that applies to all employees, officers, and members of the Board.
The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our website, to the extent permitted by applicable laws.

Global Standards of Business Conduct*
We maintain written standards of business conduct to address a variety of situations that apply to our worldwide workforce. Among other things, these global standards of business conduct address relationships and/or conduct with one another, with Lam (including conflicts of interest, safeguarding of Company assets, and protection of confidential information), and with other companies and stakeholders (including anti-corruption).

Insider Trading Policy
Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting pledges of Company stock, and prohibiting such persons from engaging in hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar arrangements. Investments in exchange funds may be permitted on a case-by-case basis if the fund is broadly diversified.

*
A copy is available on the Investors section of our website at investor.lamresearch.com/corporate-governance.

Our Approach To Ensuring Board Effectiveness
As part of the Board’s commitment to responsible corporate governance, we have developed a number of practices that together serve to ensure that, over time, the Board continues to function in an effective manner that serves the long-term interests of the Company and its stockholders. Several of the practices that we consider to be most important are summarized in Figure 11 below, and the practices themselves are described in greater detail below.
Lam Research Corporation 2022 Proxy Statement 9

Figure 11. Board Effectiveness Practices

Annual nomination review process and new director recruitment on an as-needed basis
Orientation and mentoring programs for new directors; education programs for all directors
Board Nominations
Director Onboarding and Education
Board Composition, Diversity and Refreshment
Board and Committtee Evaluations
Periodic review of board composition to ensure continuity and fresh perspectives
Annual evaluation to ensure board effectiveness

Board and committee evaluations. Every year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the nominating and governance committee. From time to time, the evaluation is facilitated by an independent third-party consultant. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board, Board committees, and individual directors in fulfilling their obligations. Feedback on Board effectiveness is provided to the full Board for discussion, feedback on each committee’s effectiveness is provided to the committee for discussion, and feedback regarding individual director performance is provided to each individual director. The Board and committees identify and hold themselves accountable for action items stemming from the evaluation. The results of the evaluations are also considered by the nominating and governance committee and the Board as part of the director nomination process.
Board composition, diversity and refreshment. The Board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, diversity, and skills to meet the needs of the Company and the Board. In consideration of the Company’s evolving strategic priorities and as part of its refreshment planning, the nominating and governance committee regularly evaluates the Board’s composition, skills and experiences, diversity, and committee assignments to ensure that the Board functions effectively. See “Proxy Statement Summary−Figure 4. Director Nominee Key Qualifications, Skills and Experiences Highlights” and “Proxy Statement Summary−Figure 5. Director Nominee Composition Highlights” for additional information regarding the key qualifications, skills and experiences considered by the Board and the nominating and governance committee in nominating our nominees. Since 2019, the Board has gained four new independent directors, all of whom are diverse, as shown in Figure 12.
Figure 12. Refreshment of Independent Directors Since 2019
The Board is committed to diversity, and for many years, the composition of the Board has reflected that commitment. The Board believes that board diversity is important to serving the long-term interests of the Company’s stockholders. In identifying potential director candidates outside the Company, the nominating and governance committee is committed to actively seeking out qualified candidates who reflect diverse backgrounds, skills and experiences, including diversity of gender identity, LGBTQ+ identity, race and ethnicity, to include in the pool from which Board nominees are chosen, and any third-party search firms retained for a related search will be instructed to include such candidates in initial lists of candidates they prepare. Every year since 2006, the Board has had at least two female directors, and the total number of female directors increased to three in 2019 and to four in 2021. We began asking directors to self-identify their ethnicity/race beginning in 2020 and their gender identity and LGBTQ+ identity beginning in 2022, and have reported those metrics. As illustrated in “Proxy Statement Summary−Figure 5. Director Nominee Composition Highlights”, 67% of our nominees are diverse, either as to gender or as to ethnicity/race, and 44% of our nominees are diverse with respect to ethnicity/race. The diversity of our current Board is presented according to the categories defined in Nasdaq Rule 5605(f) (and their related definitions) in our board diversity matrix, shown in Figure 13. In addition, over a number of years, the Board has appointed directors who have expanded the experiences, areas of substantive expertise, and geographic and industry diversity of the Board, as illustrated by the information provided in their biographies under “Voting Proposals−Proposal No. 1: Election of Directors−2022 Nominees for Director” below.
Figure 13. Board Diversity Matrix1
Total number of directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	6	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	3	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White (not of Hispanic or Latinx origin)	3	3	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–
(1)
As of September 9, 2022

The Board is also committed to the pursuit of Board refreshment and balanced tenure. The Board believes that new perspectives and ideas are important to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity of longer-serving directors who can leverage their experience with the Company and with the industry and business environment in which the Company operates. Our corporate governance guidelines do not impose a term limit on Board service; however, the Board regularly assesses the directors’ tenure mix and strives to maintain a balance that will ensure both fresh perspectives and experience on the Board. In addition, our corporate governance guidelines impose an age limitation for directors to be nominated to the Board, as described below under “Board Nomination Policies and Procedures−Board Membership Criteria” below.
The Board also considers refreshment and tenure with respect to the leadership and membership of its standing committees, and the nominating and governance committee evaluates short-term and long-term roadmaps for committee membership and leadership on a regular basis. When reviewing committee assignments, the nominating and governance committee considers the rotation of chairs and members with a view toward balancing the benefits derived from the diversity of experience and viewpoints of the various directors. The nominating and governance committee also considers individual directors’ skills, experiences and qualifications, prior committee experience, and other positions and commitments.
Director onboarding and education. To ensure that new directors are able to effectively participate in and contribute to the Board as quickly as possible, we provide a comprehensive orientation and onboarding program for our new directors. Upon joining the Board, new directors participate in an orientation program which includes introductions to other Board members and our senior management team, and in depth learning about our industry, business, technology, operations, culture, people, performance, strategic plans, risk management and corporate governance practices, among other topics. The onboarding process also includes tours of one or more of our manufacturing or lab facilities. Due to the COVID-19 pandemic, these in-person tours have been paused, and are expected to resume when circumstances permit. In addition, each new director is partnered with a longer-tenured director to facilitate their integration into the Board. First time directors (i.e. those without prior public company board experience) are encouraged to attend an outside course shortly after joining the Board.
Our Board is also committed to ongoing education. Our corporate governance guidelines provide that directors are expected to participate in educational events sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educational opportunities that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational presentations from time to time.
Board Nomination Policies and Procedures
Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for recommending nominees to the independent directors, and the independent directors nominate the slate of directors for approval

Lam Research Corporation 2022 Proxy Statement 11

by our stockholders. In making its recommendations, whether for new or incumbent directors, the nominating and governance committee assesses the appropriate balance of experience, skills, and characteristics required for the Board at the time.
Our corporate governance guidelines set out a non-exclusive list of factors to be considered by the nominating and governance committee in recommending nominees, which were selected by the Board to ensure proper board composition and effectiveness. These factors are reviewed and updated by the Board on a regular basis. In May 2022, the factors were updated to include additional diversity attributes. The factors include, but are not limited to:
•
experience;

•
business acumen;

•
wisdom;

•
integrity;

•
judgment;

•
the ability to make independent analytical inquiries;

•
the ability to understand the Company’s business environment;

•
the candidate’s willingness and ability to devote adequate time to board duties;

•
diversity with respect to any attribute(s) the Board considers appropriate, including geography, gender identity, LGBTQ+ identity, age, and ethnicity or race;

•
specific skills, background, or experience considered necessary or desirable for board or committee service;

•
specific experiences with other businesses or organizations that may be relevant to the Company or its industry; and

•
the interplay of a candidate’s experiences and skills with those of other Board members.

In addition, our corporate governance guidelines provide that a director may not be nominated for re-election or reappointment to the Board after having attained the age of 75 years. To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (1) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (2) the Board’s acceptance of such resignation.
Upon the recommendations of the nominating and governance committee, the independent members of the Board have nominated nine of our current directors for re-election to serve on the Board. One current director, Catherine P. Lego, was not nominated and, as previously disclosed in a current report on Form 8-K, is retiring from the Board effective November 7, 2022. The size of the Board will be reduced to nine prior to the annual meeting. Each nominee’s key qualifications, skills, and attributes considered most relevant to the nomination of the candidate to serve on the Board are reflected in their biography under “Voting Proposals−Proposal No. 1: Election of Directors−2022 Nominees for Director” below. For a summary of the key qualifications, skills, and attributes of the nominees to the Board, see “Proxy Statement Summary−Figure 4. Director Nominee Key Qualifications, Skills and Experiences Highlights.”
Nomination procedure. The nominating and governance committee sets specific qualifications for new directors, and identifies, screens, evaluates, and recommends qualified candidates for appointment or election to the Board. The committee considers recommendations from a variety of sources, including search firms, Board members, executive officers, and stockholders. Nominations for election by the stockholders are made by the independent members of the Board. New candidates to join the Board typically meet with our chair, our lead independent director (if applicable), members of the nominating and governance committee, additional board members, and our president and CEO, as well as representatives of the Company’s executive team, prior to being considered for recommendation by the nominating and governance committee for appointment to the Board. See “Voting Proposals−Proposal No. 1: Election of Directors−2022 Nominees for Director” below for additional information regarding the 2022 candidates for election to the Board.
The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and nomination procedures. Our bylaws provide that under certain circumstances, a stockholder, or group of up to 20 stockholders, who have maintained continuous ownership of at least three percent (3%) of our common stock for at least three years may nominate and include a specified number of director nominees in our annual meeting proxy statement that cannot exceed the greater of two or 20% of the aggregate number of directors then serving on the Board (rounded down). Information regarding the nomination procedures is provided in the “Voting and Meeting Information−Other Meeting Information−Stockholder-Initiated Proposals and Nominations for 2023 Annual Meeting” section below. Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as are applied to candidates identified by the committee or other sources.
Director Independence Policies
Board independence requirements. Our corporate governance guidelines require that a majority of the Board members be independent. The nominating and governance committee annually reviews the independence of each director, including with respect to the Board and each individual committee, and recommends to the Board director independence determinations made with respect to continuing and prospective directors. No director will qualify as “independent” unless the Board affirmatively determines that the director qualifies as independent under the Nasdaq rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full Board following such approval).
Board member independence. The Board has determined that all current directors, other than Mr. Archer, are independent in accordance with Nasdaq criteria for director independence. In making the determination, the Board considered prior employment with the Company, disclosed related party transactions, known familial relationships of directors with employees (not involving immediate family members) and commercial transactions involving other parties with common directorships, none of which qualified as related party transactions or were considered by the Board to interfere with the exercise of independent judgment as a director.
Board committee independence. All members of the Board’s audit, compensation and human resources, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable Nasdaq criteria as well as Rule 16b-3 of the Exchange Act. See “Board Committees” below for additional information regarding these committees.
Lead independent director. Our corporate governance guidelines authorize the Board to designate a lead independent director from among the independent members. As described below under “Leadership Structure of the Board,” an independent director, Mr. Talwalkar, currently serves as chairman of the Board, and as a result the Board has not designated a lead independent director.
Executive sessions of independent directors. The Board and its audit, compensation and human resources, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the Board or committee, as applicable.
Board access to independent advisors. The Board as a whole, and each standing Board committee separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.
Leadership Structure of the Board
The Company’s governance framework provides the Board with the authority and flexibility necessary to select the appropriate leadership structure for the Board. In making determinations about the leadership structure, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.
Under our corporate governance guidelines, the Board’s leadership structure includes a chair and may also include a separate lead independent director. Currently, Mr. Talwalkar, an independent director, serves as chairman of the Board, and as a result, the Board has not designated a lead independent director.
The chair’s duties include (1) preparing the agenda for the Board meetings with input from the CEO, the Board, and the committee chairs; (2) upon invitation, attending meetings of any of the Board committees of which they are not a member; (3) conveying to the CEO, together with the chair of the compensation and human resources committee, the results of the CEO’s performance evaluation; (4) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the Board or any of the Board committees, to evaluate each proposal, and making recommendations to the Board regarding action to be taken in response to such proposal; (5) as requested by the Board, providing reports to the Board on the chair’s activities; (6) coordinating and developing the agenda for, and moderating executive sessions of the Board’s independent directors; (7) conveying to the CEO, as appropriate, discussions from executive sessions of the Board’s independent directors; and (8) performing such other duties as the Board may reasonably request from time to time.
Other Governance Practices
In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:
Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit their resignation as a director to the Board if the director ceases to be an executive officer of the Company. The Board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from their executive position at another public company. The nominating and governance committee reviews the appropriateness of the director’s continuing Board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.
Limitations on director commitments, including other board and committee memberships and leadership. The Board believes that it is critical that directors dedicate sufficient time to their service on the Board. Under our corporate governance guidelines, the nominating and governance committee considers a director’s other board and committee leadership positions and memberships that may affect a director’s ability to contribute effectively to the Board, and evaluates director commitments at least annually. In particular, our corporate governance guidelines provide that Board members may not serve on more than four public

Lam Research Corporation 2022 Proxy Statement 13

company boards (including service on the Company’s Board). Non-employee directors who are executive officers at other public companies may not serve on more than two public company boards (including the Company’s Board). In addition, non-employee directors may not serve on more than three audit committees of public company boards (including the Company’s audit committee), unless approved by the nominating and governance committee. Finally, the Company’s CEO may not serve on more than one other public company board. All of our directors are currently in compliance with the limitations on director commitments in our corporate governance guidelines.
Director and executive stock ownership. Under the corporate governance guidelines, each non-employee director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 5,000 shares of Lam common stock, by the fifth anniversary of their initial election to the Board. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. The dollar alternative is translated into a number of shares by dividing the applicable multiple of the annual cash retainer by the average closing price of our common stock for the 30 trading days through June 30 of the most recently-completed fiscal year as of the measurement date. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters−Executive Compensation and Other Information−Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2022 or have a period of time remaining under the guidelines to meet the requirements.
Communications with board members. Any stockholder who wishes to communicate directly with the Board, with any Board committee, or with any individual director regarding the Company may write to the Board, the committee, or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. Subject to certain exceptions specified in our corporate governance guidelines, the Secretary will forward communications to the appropriate director(s).
Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by telephone (855-208-8578) or internet (through the Company’s third-party provider website at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and if permitted under applicable law).
Meeting Attendance
Our Board held a total of five meetings during fiscal year 2022. The number of committee meetings held is shown below under “Board Committees”. All of the directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they served during their tenure in fiscal year 2022.
We expect our directors to attend the annual meeting of stockholders each year unless unusual circumstances make attendance impractical. All but one of the individuals who were directors as of the 2021 annual meeting of stockholders attended that meeting.
Board Committees
The Board has three standing committees: an audit committee, a compensation and human resources committee, and a nominating and governance committee. The functions, membership, and charter of each are described below. Copies of each committee’s charter are available on the Investors section of our website at investor.lamresearch.com/corporate-governance.
Audit Committee
Membership as of September 9, 2022: Michael R. Cannon, Catherine P. Lego, Bethany J. Mayer, and Leslie F. Varon (Chair)
Meetings held in fiscal year 2022: Nine
Key responsibilities:
•
oversee the Company’s accounting and financial reporting processes, internal audit program, and the audits of its financial statements, including the system of internal controls;

•
oversee the Company’s investment policies and performance,

•
review the Company’s hedging strategy and tax strategies;

•
oversee the Company’s ethics and compliance program;

•
oversee the Company’s cybersecurity and information security policies and internal controls; and

•
review and oversee potential related party and conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC, and any other transaction involving an executive or Board member.

The Board concluded that all members of the audit committee are non-employee directors who are independent in accordance with the Nasdaq listing standards and SEC rules for audit committee member independence. Furthermore, each member is able to read and understand fundamental financial statements as required by the Nasdaq listing standards, and the Board has determined that each current member is an “audit committee financial expert” as defined in the SEC rules.

Effective November 7, 2022, Sohail U. Ahmed will become a member of the audit committee and Ms. Lego will no longer be a member.
Compensation and Human Resources Committee
Membership as of September 9, 2022: Sohail U. Ahmed, Eric K. Brandt (Chair), Abhijit Y. Talwalkar and Lih Shyng (Rick L.) Tsai
Meetings held in fiscal year 2022: Five
Key responsibilities:
•
review and approve the Company’s executive officer compensation philosophy, objectives and strategies;

•
recommend to the independent members of the Board corporate goals and objectives under our compensation plans;

•
recommend to the independent members of the Board compensation packages and compensation payouts for the CEO, and approve the compensation packages and compensation payouts for our other executive officers;

•
oversee incentive, equity-based plans, and other compensatory plans in which our executive officers and/or directors participate;

•
produce an annual report on executive compensation for inclusion, as required, in our annual proxy statement;

•
oversee management’s determination as to whether our compensation policies and practices, including those related to pay equity laws, create risks that are reasonably likely to have a material adverse effect on the Company; and

•
discharge certain responsibilities of the Board with respect to organization and people matters, including executive succession planning, employee engagement programs, and assisting the Board in overseeing ESG matters relating to our workforce, including inclusion and diversity.

The Board concluded that all members of the compensation and human resources committee are non-employee directors who are independent in accordance with Rule 16b-3 of the Exchange Act and the Nasdaq criteria for director and compensation committee member independence.
Effective November 7, 2022, Jyoti K. Mehra will become a member of the compensation and human resources committee and Mr. Ahmed will no longer be a member.
Nominating and Governance Committee
Membership as of September 9, 2022: Eric K. Brandt, Michael R. Cannon (Chair), Catherine P. Lego, and Abhijit Y. Talwalkar
Meetings held in fiscal year 2022: Four
Key responsibilities:
•
identify individuals qualified to serve as members of the Board and recommend nominees for election as directors;

•
recommend committee membership and leadership assignments;

•
review our corporate governance guidelines and other governing documents and recommend amendments to the Board;

•
oversee self-evaluations of the Board and individual directors;

•
assist the Board in overseeing ESG matters not assigned to other committees, including our overall ESG strategy and goals, ESG report, and sustainability initiatives;

•
oversee the Company’s political activities and review our policy regarding political contributions and spending; and

•
review the independence of the Board and its committees and recommend director independence determinations to the Board.

The Board concluded that all members of the nominating and governance committee are non-employee directors who are independent in accordance with the Nasdaq criteria for director independence.
Effective November 7, 2022, Bethany J. Mayer will become a member of the nominating and governance committee and Ms. Lego will no longer be a member.
Board’s Role and Engagement
General. The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Board agendas facilitate dialogue between the Board and management regarding drivers of long-term stockholder value and key strategic and operational risks. The Board’s and its committees’ agendas include both regular, recurring topics as well as time for special agenda topics that are scheduled on an as-needed basis by the Board or committee chairs, as applicable.
The Board and its committees have the primary responsibilities for:
•
overseeing the Company’s business strategies, and approving the Company’s capital allocation plans and priorities, annual operating plan, and major corporate actions as set forth in the below sub-bullets;

Lam Research Corporation 2022 Proxy Statement 15

◦
a strategic plan is presented to the Board for discussion on an annual basis;

◦
an operating plan is presented to the Board for discussion on an annual basis, and updates are presented at each quarterly Board meeting; and

◦
capital allocation plans and priorities and other major corporate actions are presented and discussed as part of regular management updates and as special agenda topics, as appropriate.

•
appointing, annually evaluating the performance of, and approving the compensation of, our CEO;

•
reviewing with our CEO the performance of the Company’s other executive officers and approving their compensation;

•
reviewing and approving CEO and top leadership succession planning;

•
advising and mentoring the Company’s senior management;

•
overseeing the Company’s internal controls over financial reporting and disclosure controls and procedures;

•
overseeing the Company’s material risks and enterprise risk management processes and programs;

•
overseeing the Company’s ethics and compliance programs, including the Company’s code of ethics, with updates presented to the audit committee quarterly and to the full Board annually;

•
overseeing the Company’s information security programs (including cybersecurity), with updates presented to the audit committee quarterly and to the full Board annually;

•
overseeing the Company’s human capital management, with updates presented quarterly to the compensation and human resources committee and the full Board;

•
overseeing ESG matters, with updates presented semiannually to the nominating and governance committee and the Company’s ESG progress and reporting reviewed by the full Board annually; and

•
overseeing the Company’s political activities, with updates presented annually to the nominating and governance committee.

Risk Oversight. The Board is actively engaged in risk oversight. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Generally, the Board exercises its oversight responsibility directly; however, in specific cases, such responsibility has been delegated to committees of the Board, as described above in “Board Committees” and in the charters of the respective committees. Committees that have been charged with risk oversight regularly report to the Board on those risk matters within their areas of responsibility. Risk oversight responsibility has been allocated between the Board and its committees as summarized in Figure 14 and described in more detail below.
Figure 14. Risk Oversight
•
Our audit committee oversees risks related to the Company’s accounting and financial reporting, internal controls, annual financial statement audits, independent registered public accounting firm, internal audit function, related party transactions, ethics and compliance program, investment policy and portfolio, hedging strategies, and tax strategies. The audit committee also oversees our information security program (including cybersecurity), with the responsibility of recommending such Board action as it deems appropriate.

•
Our nominating and governance committee oversees risks related to corporate governance, board effectiveness, director independence, Board and committee composition, political activities, and ESG matters not assigned to other committees.

•
Our compensation and human resources committee oversees risks related to the Company’s equity and executive compensation programs and plans, executive succession plans, employee engagement programs, and ESG matters relating to the Company’s workforce, including inclusion and diversity.

Information Security (including Cybersecurity) Oversight. Our Board recognizes the important role of information security in safeguarding our valuable intellectual property (“IP”) along with the data of our customers, employees, and suppliers. The Board, which includes members with cybersecurity expertise, oversees our strategy and approach to addressing information security risk, both directly and through the audit committee. Our global information security program is led by our chief information security officer, who reports on information security risks at least quarterly to the audit committee and at least annually to the full Board.
Political Activity Oversight. In 2022, we expanded the role of our nominating and governance committee to include oversight of the Company’s political activities. The committee’s responsibilities include ensuring that the Company’s political activities align with Company policy. The committee is also responsible for reviewing the Company’s policy regarding political activities and spending at least annually, and for reviewing payments to trade associations and other third parties that may be used for political purposes. Our political activities are led by our Vice President of Global Government Affairs, who reports to the nominating and governance committee at least annually. For more details regarding our political activities, please refer to our public policy engagement and political activity statement located on the Investors section of our website at investor.lamresearch.com/corporate-governance.
Stockholder Engagement
We believe that engagement with our stockholders is an important part of effective corporate governance. Our senior management, including our president and CEO, chief financial officer (“CFO”) and members of our Investor Relations team, maintain regular contact with a broad base of investors through quarterly earnings calls, meetings, investor day events, industry conferences, and other investor and industry events. In addition, we regularly engage with major stockholders on governance matters, including executive compensation and ESG topics. The outreach is generally conducted outside of our proxy solicitation period and, depending on the topics, includes members of our Legal, Investor Relations and Human Resources functions, and may also include members of the Board. During the proxy solicitation period, we may also engage with our stockholders about topics to be addressed at our annual meeting of stockholders. Our process for engaging with stockholders on governance topics and annual meeting proposals is summarized in Figure 15 below.
Figure 15. Stockholder Governance Engagement Cycle
Through these engagements, we receive valuable input from our stockholders which helps us to evaluate key initiatives from additional perspectives. We share the opinions and information received from our stockholders with the Board. Over the last few years, we have heard from stockholders about their views on subjects such as executive compensation, ESG considerations, culture, leadership transitions, returning capital to stockholders, director tenure, board refreshment, director skills and experiences, board and workforce diversity, director time commitments, and political activities. Understanding the feedback shared with us, we have maintained our focus on board diversification, board refreshment based on skills and experiences, workforce diversity, and pay for performance; have added additional areas of board oversight, including oversight over political activities; and have enhanced our proxy statement and annual ESG report disclosures.
We engaged in extensive stockholder outreach on governance topics and annual meeting proposals in 2021, prior to and after the proxy solicitation period, as illustrated in Figure 16 below. We have summarized our governance outreach efforts, and described the topics discussed, in Figure 16 below, as well as in “Compensation Discussion and Analysis−Overview of Executive Compensation−2021 Say on Pay Voting Results and Stockholder Outreach”:

Lam Research Corporation 2022 Proxy Statement 17

Figure 16. 2021 Stockholder Governance Outreach Summary
Topics	What we heard from our stockholders	Our Perspective/How we responded
Board Refreshment
Stockholders appreciated the steps we have taken to refresh the Board and balance director tenure. Stockholders were interested in learning more about our Board’s approach to refreshment of committee membership and leadership assignments.

The nominating and governance committee of our Board regularly evaluates the composition and leadership of the Board and its committees. We have added additional details regarding the Board’s approach to committee membership and leadership refreshment (see “Our Approach To Ensuring Board Effectiveness” beginning on page 9).

Climate Goals	Stockholders praised us for setting industry-leading climate goals. They were interested in further understanding our roadmap to achieve these goals.
In our ESG report for calendar year 2021 (available on our website at lamresearch.com/company/environmental-social-governance/), we have described our net zero roadmap, our net zero governance structure, and our plans to engage with customers and suppliers on emissions reductions. We have also provided additional disclosure regarding this topic in this proxy statement (see “Environmental, Social and Governance Matters” beginning on page 19).

Human Capital Management
Stockholders were interested in understanding our workforce, including its composition and engagement, and in understanding our goals, metrics and initiatives relative to diversity, inclusion and employee engagement.

We have continued to expand the scope of the workforce disclosure in our ESG report and to publish our annual EEO-1 report on our website. We have also provided disclosure regarding this topic in this proxy statement (see “Culture and Human Capital Management” beginning on page 18).

Supply Chain Management	Stockholders were interested in learning more about our supply chain oversight.
In our ESG report for calendar year 2021, we provided additional disclosures regarding our processes for evaluating, auditing and conducting risk assessments of suppliers, and regarding our engagement with suppliers on ESG issues.

Executive Compensation	See “Compensation Discussion and Analysis−Overview of Executive Compensation−2021 Say on Pay Voting Results and Stockholder Outreach” beginning on page 29.
Culture and Human Capital Management
We endeavor to be a great place to work globally by investing in a multi-faceted strategy that is rooted in building an inclusive and diverse workplace. The Board is actively engaged in overseeing our culture and the management of human capital, both directly and through its compensation and human resources committee. The compensation and human resources committee’s responsibilities include organizational and people matters, including reviewing executive officer succession plans as described below, reviewing employee engagement programs, and reviewing and assisting the Board in overseeing ESG matters relating to our workforce, including inclusion and diversity and the workforce portion of our annual ESG report.
One of the Board’s primary responsibilities is to oversee the performance, development and succession of our executive talent; however, the Board’s involvement in people development extends beyond the executive team. The Board and the compensation and human resources committee engage with management across a broad range of human capital related topics. To support employees’ well-being and ensure Lam is a place where everyone feels valued and can do their best work, we have focused on inclusion and diversity; recruitment and development; employee engagement; providing a comprehensive compensation and benefits package; and health and safety. Since calendar year 2020, all of our named executive officers have had compensation goals related to culture, talent, and inclusion and diversity, to help ensure the members of our executive team are aligned with our corporate goals in these areas and are accountable for the results achieved (see “Compensation Matters−Executive Compensation and Other Information–Compensation Discussion and Analysis” below for more details).
Employee engagement (i.e. satisfaction) and voice are critical to Lam’s culture. We conduct a global survey on a regular basis to gather input from employees on culture, inclusion and diversity, career opportunity, and manager effectiveness. We also solicit employee feedback through in-person and online employee forums, engagement sessions, all-employee meetings, conversations with managers, and our human resource support and employee relations programs. These surveys and engagements provide management and the Board with valuable employee feedback and help ensure the executive leadership team is focused on and held accountable for fostering and promoting a culture and workplace environment that are consistent with Lam’s core values and with achieving our human capital goals. Based on employee feedback, we launched an inclusion and diversity program, expanded resources available for professional development, facilitated the creation of additional employee resource groups, created new job rotation and mentoring programs, and expanded our management training offerings. In 2021, we added inclusion and diversity as one of our core values, and launched and continued a variety of initiatives to cultivate a more inclusive workplace, including by further integrating inclusive features into our global benefits and wellness offerings, with a focus on increasing support for families and parents.
The health, safety, and well-being of our employees are important to our success, and we invest in education, awareness, monitoring, and prevention programs to help recognize and control safety hazards. Throughout the COVID-19 pandemic, our focus and priority have remained on the health, safety, and well-being of our employees. We have taken a holistic approach in response to the pandemic to safeguard our employees. We implemented and adapted our health and safety procedures consistent with government guidelines and best practices for the health and safety of on-site workers, enabling staff to work remotely to the extent practicable. We distributed relief and recovery funds to employees, offered enhanced benefits to support the physical, mental and financial health of our employees, and provided other employee assistance programs to those experiencing disruptions due to the pandemic.
The Board believes that visits to Company facilities and direct engagement with employees enable it to assess the Company’s culture first-hand. Since 2017, the Board has visited our facilities in Fremont, Livermore, Tualatin, Taiwan and South Korea, and met directly with employees in small groups at all these locations in order to engage with and hear directly from them. During the pandemic, these in-person meetings were paused, but they have recently resumed.
We aim to maintain and cultivate a workplace where every person has equal opportunities to thrive. We are committed to equal opportunity and non-discrimination in our employment practices, including equitable compensation for work performed. The charter of our compensation and human resources committee includes oversight responsibility for our compensation policies and practices related to pay equity laws. We maintain robust employment policies and procedures to reinforce our commitment to equal opportunity, non-discrimination, and pay equity. Our policies and procedures prohibit discrimination, harassment or retaliation in any aspect of employment, including recruiting, hiring, promotion, or compensation. Our most recent EEO-1 report can be found in the ESG section of our website at lamresearch.com/company/environmental-social-governance. Our EEO-1 report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The EEO-1 report shall not be deemed soliciting material.
For further details about our human capital management, please see our 2022 Annual Report on Form 10-K, as well as our most recent ESG report.
Environmental, Social and Governance Matters
An important part of advancing the industry and empowering progress is being a socially responsible company. Our core values underpin our commitments to sustainable growth and to making a positive contribution to people and the planet. We are committed to responsible and sustainable business practices and continuous improvement in our own operations, in our partnerships with our customers, across our supply chain and in our engagements with our other stakeholders. We invest in ESG across our business and integrate ESG principles into our day-to-day operations. Our ESG strategy is composed of six key pillars, as outlined below. This framework focuses our attention on our most important topics and pressing challenges, while helping us to deliver value to our stakeholders.
Governance. Our ESG governance framework is illustrated in Figure 17 below. While our Board is actively engaged in ESG oversight, the nominating and governance committee has the primary responsibility for our ESG priorities. For workforce-related issues, the compensation and human resources committee holds responsibility. The audit committee is responsible for oversight on ethics and compliance and information security. Our executive leadership provides regular updates to the Board and its committees and engages them to discuss ESG strategy, gain alignment on goals, and report on progress. Our CEO and members of the CEO staff participate in our ESG executive steering committee, which is responsible for guiding our ESG strategy, approving and supporting initiatives, and holding business leaders accountable. Our cross-functional ESG leadership team is responsible for proposing goals, developing and executing strategy, and embedding ESG into our operations management system. In 2021, we formed a new net zero leadership team that is responsible for working with business units to integrate climate considerations into decision-making processes, driving progress on our net zero strategy, and tracking performance against our climate goals (described in more detail under “Sustainable Operations” below). In addition, we have topic-specific working groups to address key issues.

Lam Research Corporation 2022 Proxy Statement 19

Figure 17. Lam’s ESG Governance Structure

OVERSIGHT
LAM RESEARCH BOARD OF DIRECTORS
Overall ESG oversight
NOMINATING AND GOVERNANCE COMMITTEE
ESG priorities
COMPENSATION AND HUMAN RESOURCES COMMITTEE
Workforce-related issues
AUDIT COMMITTEE
Ethics and compliance and information security
MANAGEMENT
ESG EXECUTIVE STEERING COMMITTEE
Guides ESG strategy, approves and supports initiatives, drives accountability
ESG LEADERSHIP TEAM
Proposes goals, develops and executes strategy, and embeds ESG into operations management system
NET ZERO LEADERSHIP TEAM
Drives progress toward net zero goal
IMPLEMENTATION
TOPIC-SPECIFIC WORKING GROUPS
Executes on key issues

Our Workplace. As described above in the “Culture and Human Capital Management” section, guided by our core values, we strive to provide a work environment that fosters inclusion and diversity, ensures every voice is heard, and enables employees to achieve their full potential. We aim to maintain a collaborative, supportive, and opportunity-rich culture that enhances innovation and employee engagement. We strive to protect the health and safety of our personnel throughout our entire operation, including our offices, manufacturing sites, research and development (“R&D”) centers, and our field team working at customer sites.
Our Communities. One of our guiding principles is to “act with purpose for a better world.” We recently established an overarching social impact platform−“Powering Breakthroughs Together”−with an objective of making meaningful progress in three focus areas: enabling transformative learning; helping to build more resilient communities; and fostering more inclusive societies. We work together with philanthropic organizations and our employees to increase the impact of our activities. In 2021, the Lam Foundation−administered in partnership with the Silicon Valley Community Foundation−focused on delivering K-12 education in science, technology, engineering and math, or “STEM”, subjects, and quality of life programs that address human needs, youth support, health improvement, and disaster relief. As part of our COVID-19 relief and recovery efforts, we donated funds to our communities for both short-term assistance and longer-term recovery. We also donated funds in support of initiatives fighting social injustice, by contributing to organizations that are working to end systemic racism through education, reform, and legislation.
Sustainable Operations. Incorporating environmental sustainability into business leads to better products, more efficient operations, and added value for our customers. As the world tackles climate change and other critical environmental issues, we seek to do our part by responsibly managing our impact with global goals for energy efficiency, greenhouse gas emissions, water conservation, and waste reduction. We carefully monitor and manage our environmental impact across our business and work to implement cost-effective best practices, focusing our efforts where we believe we can have the biggest long-term impact. We look at impacts from procurement to manufacturing, during R&D and product design, and throughout a product’s lifecycle. We carefully manage our greenhouse gas emissions, set goals, and report progress annually to the CDP (formerly the Carbon Disclosure Project) and through our annual ESG report. Our ESG report for calendar year 2021 contains disclosures aligned with the Sustainability Accounting Standards Board, the Global Reporting Index, and the TCFD framework. In 2021, we announced two climate goals, including operating on 100% renewable energy by 2030 and achieving net zero emissions by 2050. We have since published additional details regarding the interim goals we have established along the net zero pathway. We also developed our net zero governance structure by establishing a net zero leadership team.
Product. We develop products and solutions with the belief that business success includes making a positive impact on society and the planet. For us, that means that environmental impact and social responsibility should inform our product design and research and development. As part of our net zero strategy, we intend to accelerate the integration of environmental considerations into the design, manufacturing, delivery, and performance of our products to help us meet our goals.

Responsible Supply Chain. We understand the importance of an ethical, responsible, resilient, and diverse supply chain, and we engage with our suppliers to address a wide range of issues including human rights, supplier diversity, environmental impact, and conflict mineral sourcing. We are a strong proponent of supply chain-related industry standards and uphold the guidelines published by the Responsible Business Alliance (the “RBA”). Since 2019, Lam has been an affiliate member of the RBA, the world’s largest industry coalition dedicated to corporate responsibility in global supply chains. All of our direct suppliers are expected to adhere to our Global Supplier Code of Conduct, which incorporates the RBA code of conduct and covers topics such as ethics, integrity, transparency, anti-corruption, conflict minerals, human trafficking, environmental sustainability, and social responsibility. Beyond general RBA membership, we participate in the multi-industry Responsible Labor Initiative and Responsible Mineral Initiative, which guide our approaches to protecting human rights and ensuring responsible sourcing of conflict minerals, respectively. In 2021, we began our engagement with suppliers to make progress toward our 2050 net zero emissions goal.
For more information about our ESG efforts, including climate-related efforts, please refer to our annual ESG report available in the ESG section of our website at lamresearch.com/company/environmental-social-governance. Our ESG report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The ESG report shall not be deemed soliciting material.

Director Compensation
Our director compensation is designed to attract and retain high-caliber directors and to align director interests with those of stockholders. The compensation and human resources committee’s independent compensation consultant advises the committee with respect to non-employee director compensation and assists with the review of competitiveness of such compensation. In November 2021, our Board adopted our current non-employee director compensation program. The objective of the non-employee director compensation program is to target and pay the non-employee directors at the median of our Peer Group (as defined and described below under “Compensation Matters−Executive Compensation and Other Information−Compensation Discussion and Analysis−Executive Compensation Governance and Procedures−Peer Group Practices and Survey Data”), as measured every other year.
Under the non-employee director compensation program, non-employee director compensation is compared to our Peer Group annually and the results of this comparison are provided to the compensation and human resources committee in connection with its regular August meeting. Every other year, beginning in 2023, if this comparison shows any element of non-employee director compensation to be below the 50th percentile when compared to our Peer Group, this element will be automatically increased to a value equal, as nearly as practicable, to the 50th percentile, effective on the date of our next annual meeting of stockholders for service in the following calendar year (e.g. if an adjustment is made in connection with the August 2023 compensation and human resources committee meeting, then such adjustment will be effective on the date of our annual stockholder meeting in November 2023 for service in calendar 2024). Under the program, the compensation and human resources committee has the option at any time to recommend that the Board exercise, and the Board has the right at any time to exercise, negative discretion to reduce (or to not increase) any element of non-employee director compensation. The non-executive director compensation program may be modified, replaced, superseded or cancelled by the Board at any time. The elements of our non-employee director compensation are described below.
In the case of Mr. Archer, our president and CEO, his executive compensation (which is described below under “Compensation Matters−Executive Compensation and Other Information−Compensation Discussion and Analysis”) is reviewed annually by the independent members of the Board. Mr. Archer does not receive additional compensation for his service on the Board.
Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chair of the Board, the lead independent director (if applicable), and committee chairs and members receive additional cash retainers. Non-employee directors who join the Board or a committee mid-year receive pro-rated cash retainers and equity awards, as applicable. Our non-employee director compensation program is based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 26, 2022, together with the annual cash compensation program components in effect for calendar years 2022 and 2021, is shown below.

Lam Research Corporation 2022 Proxy Statement 21

Figure 18. Director Annual Retainers
Annual Retainers(1)	Calendar Year 2022 ($)	Calendar Year 2021 ($)	Fiscal Year 2022 ($)
Non-employee Director	87,500	75,000	87,500
Chair	150,000	130,000	150,000
Audit Committee−Chair	35,000	30,000	35,000
Audit Committee−Member	15,000	12,500	15,000
Compensation and Human Resources Committee−Chair	30,000	20,000	30,000
Compensation and Human Resources Committee−Member	10,000	10,000	10,000
Nominating and Governance Committee−Chair	20,000	15,000	20,000
Nominating and Governance Committee−Member	10,000	5,500	10,000
(1)
Each Director is entitled to an annual non-employee director cash retainer. Directors are also entitled to supplemental retainer fees if they have board leadership positions (e.g., chair) and/or are either committee chairs or members.

Each non-employee director also receives an annual equity award on the first Friday following the annual meeting. For the equity awards granted in November 2021, these had a targeted grant date value equal to $215,000 (the number of RSUs subject to the award is determined by dividing $215,000 by the 30 trading day average of the closing price of our common stock prior to the date of grant, rounded down to the nearest whole share). These awards generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), and the applicable award agreements. These awards immediately vest in full: (1) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2015 Plan), (2) upon the occurrence of a “Corporate Transaction” (as defined in the 2015 Plan), or (3) on the date of the annual meeting, if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual equity award has been granted receive on the first Friday following the first regularly scheduled, quarterly Board meeting attended a pro-rated award based on the number of regularly scheduled, quarterly Board meetings remaining in the year as of the effective date and time of the director’s appointment. The pro-rated awards are subject to the same vesting schedule, terms and conditions as the annual equity awards, except that if the award is granted on the first Friday following the regularly scheduled quarterly November Board meeting, the award vests immediately.
On November 12, 2021, each director at such time (other than our president and CEO) received a grant of 377 RSUs for service during calendar year 2022. Unless there is an acceleration event, the RSUs granted to each current director for service during calendar year 2022 will vest in full on October 31, 2022, subject to the director’s continued service on the Board. On November 12, 2021, Ms. Mehra, who was appointed to the Board effective November 9, 2021, also received a prorated grant of 80 RSUs for service during calendar year 2021 that vested immediately. The following table shows compensation for fiscal year 2022 for persons serving as directors during fiscal year 2022 other than Mr. Archer:
Figure 19. Director Compensation for Fiscal Year 2022
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Sohail U. Ahmed	97,500(3)	233,224(4)	—	330,724
Eric K. Brandt	127,500(5)	233,224(4)	—	360,724
Michael R. Cannon	122,500(6)	233,224(4)	—	355,724
Catherine P. Lego	112,500(7)	233,224(4)	30,559	376,283
Bethany J. Mayer	102,500(8)	233,224(4)	—	335,724
Jyoti K. Mehra	106,250(9)	283,178(4)(10)	—	389,428
Abhijit Y. Talwalkar	257,500(11)	233,224(4)	—	490,724
Lih Shyng (Rick L.) Tsai	97,500(12)	233,224(4)	—	330,724
Leslie F. Varon	122,500(13)	233,224(4)	—	355,724
(1)
The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2022 in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, Compensation−Stock Compensation (“ASC 718”). However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The fair value of RSUs was calculated based on the fair market value of the Company’s common stock at the date of grant, discounted for dividends.

(2)
Represents the portion of medical, dental and vision premiums paid by the Company.

(3)
Mr. Ahmed received $97,500, representing his annual retainers for calendar year 2022 of $87,500 for service as a director and $10,000 for service as a member of the compensation and human resources committee.

(4)
On November 12, 2021, each non-employee director who was on the Board at such time received an annual grant for calendar year 2022 of 377 RSUs, based on the 30 trading day average of the closing price of Lam’s common stock prior to the grant date, $569.97, and the target value of $215,000, rounded down to the nearest share. All of these RSUs (and no other non-employee director equity awards) were outstanding and unvested as of June 26, 2022.
(5)
Mr. Brandt received $127,500, representing his annual retainers for calendar year 2022 of $87,500 for service as a director, $30,000 for service as the chair of the compensation and human resources committee, and $10,000 for service as a member of the nominating and governance committee.

(6)
Mr. Cannon received $122,500, representing his annual retainers for calendar year 2022 of $87,500 for service as a director, $20,000 for service as the chair of the nominating and governance committee, and $15,000 for service as a member of the audit committee.

(7)
Ms. Lego received $112,500, representing her annual retainers for calendar year 2022 of $87,500 for service as a director, $15,000 for service as a member of the audit committee, and $10,000 for service as a member of the nominating and governance committee.

(8)
Ms. Mayer received $102,500, representing her annual retainers for calendar year 2022 of $87,500 for service as a director and $15,000 for service as a member of the audit committee.

(9)
Ms. Mehra received $106,250, representing her annual retainer for calendar year 2022 of $87,500 for service as a director, and prorated annual retainer for calendar year 2021 of $18,750 for service as a director.

(10)
On November 12, 2021, Ms. Mehra received a prorated annual grant for calendar year 2021 of 80 RSUs, based on the $624.42 per share closing price of Lam’s common stock and the target value of $52,500, rounded down to the nearest 10 shares.

(11)
Mr. Talwalkar received $257,500, representing his annual retainers for calendar year 2022 of $87,500 for service as a director, $150,000 for service as chairman, $10,000 for service as a member of the compensation and human resources committee, and $10,000 for service as a member of the nominating and governance committee.

(12)
Dr. Tsai received $97,500, representing his annual retainers for calendar year 2022 of $87,500 for service as a director and $10,000 for service as a member of the compensation and human resources committee.

(13)
Ms. Varon received $122,500, representing her annual retainers for calendar year 2022 of $87,500 for service as a director and $35,000 for service as the chair of the audit committee.

Other benefits. Any members of the Board enrolled in the Company’s health plans on or prior to December 31, 2012, can continue to participate after retirement from the Board in the Company’s Retiree Health Plans. The Board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under ASC 715, Compensation-Retirement Benefits as of June 26, 2022, for eligible directors and the current directors who may become eligible, is shown below. Factors affecting the amount of post-retirement benefit obligation include current age, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.
Figure 20. Accumulated Post-Retirement Benefit Obligations
Name	Accumulated Post-Retirement Benefit Obligation, as of June 26, 2022 ($)
Sohail U. Ahmed	—
Eric K. Brandt	—
Michael R. Cannon	—
Catherine P. Lego	360,000
Bethany J. Mayer	—
Jyoti K. Mehra	—
Abhijit Y. Talwalkar	—
Lih Shyng (Rick L.) Tsai	—
Leslie F. Varon	—

Lam Research Corporation 2022 Proxy Statement 23

Compensation Matters
Executive Compensation and Other Information
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program. Our CD&A discusses compensation earned by our fiscal year 2022 “Named Executive Officers” (“NEOs”), who are as follows:
Figure 21. Named Executive Officers for Fiscal Year 2022
Named Executive Officer	Position(s)
Timothy M. Archer	President and Chief Executive Officer
Douglas R. Bettinger	Executive Vice President and Chief Financial Officer
Patrick J. Lord	Executive Vice President, Customer Support Business Group and Global Operations
Vahid Vahedi	Senior Vice President and General Manager, Etch Business Unit
Seshasayee (Sesha) Varadarajan	Senior Vice President and General Manager, Deposition Business Unit
Our CD&A is organized according to the following structure:

I. OVERVIEW OF EXECUTIVE COMPENSATION
To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives described in “Executive Compensation Philosophy and Program Design−Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Highlights of our executive compensation program are listed in “Proxy Statement Summary−Figure 7. Executive Compensation Highlights” above. Our president and CEO’s compensation in relation to our revenue and net income, as well as the Company’s cumulative five-year total shareholder return on common stock compared against the cumulative returns of other indices, are shown below.
Figure 22. CEO Pay for Performance for Fiscal Years 2017-2022

CEO Pay for Performance
CEO Total Compensation(1)
Revenue
Net income
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Total Compensation (in thousands)
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Revenue and Net Income (in thousands)
$11,159
$12,849
$13,745
$11,753
$15,496
$16,941
FY2017
FY2018
FY2019
FY2020
FY2021
FY2022

(1)
“CEO Total Compensation” consists of base salary, annual incentive payments, grant date fair values of equity-based awards both under the long-term incentive program or otherwise, and all other compensation as reported in the “Summary Compensation Table” below.

The CEO Total Compensation for fiscal year 2019 represents Mr. Archer’s compensation for service as president and COO until December 5, 2018 and thereafter until the end of the 2019 fiscal year as president and CEO. For years prior to and after fiscal year 2019, the CEO Total Compensation relates to the compensation of the applicable CEO.
The graph below compares Lam’s cumulative five-year total shareholder return on common stock with the cumulative total returns of the Nasdaq Composite Total Return Index, the Standard & Poor’s (“S&P”) 500 (TR) Index, and the Philadelphia Semiconductor Sector Total Return Index. The graph tracks the performance of a $100 investment in our common stock and in each of the indices (with the reinvestment of all dividends) for the five years ended June 26, 2022.

Lam Research Corporation 2022 Proxy Statement 25

Figure 23. Comparison of Cumulative Five-Year Total Return
COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN*
Among the Company, the Philadelphia Semiconductor Sector Total Return Index,
the Nasdaq Composite Total Return Index, and
the S&P 500 (TR) Index

$500
$400
$300
$200
$100
06/25/17
06/24/18
06/30/19
06/28/20
06/27/21
06/26/22
Lam Research Corporation
Philadelphia Semiconductor Sector Total Return Index
Nasdaq Composite Total Return Index
S&P 500 (TR) Index

*
$100 invested on June 25, 2017 in stock or June 30, 2017 in index, including reinvestment of dividends. Indices calculated on month-end basis.

*
Copyright © 2022 Standard & Poor’s, a division of S&P Global. All rights reserved.

To understand our executive compensation program fully, we believe it is important to understand:
•
our business, our industry environment, and our financial performance; and

•
our executive compensation philosophy and program design.

Our Business, Our Industry Environment, and Our Financial Performance

An overview of our business and industry environment is set forth in “Proxy Statement Summary” on page 1.
Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar year basis to correspond with our calendar year-based business planning. This CD&A generally reflects a calendar year (“CY”) orientation rather than a fiscal year (“FY”) orientation, as shown below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.
Figure 24. Executive Compensation Calendar-Year Orientation

In calendar year 2021, there were higher investments in wafer fabrication equipment spending relative to calendar year 2020, with all segments of the market growing, driven by increasing device manufacturing complexity and the robust secular demand for semiconductors in a number of areas including artificial intelligence, 5G networks, high-performance computing, and Internet of Things. We experienced industry-wide supply chain constraints that limited our level of output exiting the year, but Lam demonstrated resiliency despite these operational challenges, delivering record financial performance.
Highlights for calendar year 2021:
•
achieved revenue of approximately $16.5 billion for the calendar year, representing an approximately 39% increase over calendar year 2020;

•
generated operating cash flow of approximately $4.5 billion, which represents approximately 27% of revenues; and

•
generated sufficient cash flow to support payment of approximately $769 million in dividends to stockholders.

In the first half of calendar year 2022, wafer fabrication equipment spending continued to be strong, driven by increases in semiconductor demand and our customers’ technology-oriented investments. Ongoing supply chain constraints broadened and have impacted our production output levels, though we have seen improvements in both our operations and those of our suppliers.
Lam delivered solid results in the March and June 2022 quarters combined with revenues of approximately $8.7 billion, and operating cash flows of approximately $1.2 billion.
Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy
The philosophy of our compensation and human resources committee that guided this year’s awards and payout decisions is that our executive compensation program should:
•
provide competitive compensation to attract and retain top talent;

•
provide total compensation packages that are fair to employees and reward corporate, organizational, and individual performance;

•
align pay with business objectives while driving exceptional performance;

•
optimize value to employees while maintaining cost-effectiveness to the Company;

•
create stockholder value over the long-term;

•
align our annual program to annual performance and our long-term program to longer-term performance;

•
recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value; and

•
provide rewards when results have been demonstrated.

Our compensation and human resources committee’s executive compensation objectives are to motivate:
•
performance that creates long-term stockholder value;

•
outstanding performance at the corporate, organization, and individual levels; and

•
retention of a long-term, high-quality management team.

Program Design
Our program design incorporates an annual review of each of the compensation elements. However, a review can be undertaken whenever there is a change in roles or responsibilities or a new hire joins the Company.
Our program design uses a mix of annual and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary; an annual incentive program (“AIP”); a long-term incentive program (“LTIP”); promotion, retention and/or new hire awards whenever necessary; as well as stock ownership guidelines and a compensation recovery policy. The primary elements of our executive compensation program are listed in Figure 25 below and are described in more detail in “III. Primary Components of NEO Compensation; CY2021 Compensation Payouts; CY2022 Compensation Targets and Metrics” below.

Lam Research Corporation 2022 Proxy Statement 27

Figure 25. Compensation Components
Element	How it is Paid	Purpose/Design
Base Salary	Cash
We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to peer group practice and market survey data.

Annual Incentive Program (AIP)	Cash
Our annual incentive program is designed to provide annual, performance-based compensation that is based on the achievement of pre-set annual financial, strategic, and operational objectives aligned with outstanding performance, and will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company.
For more details regarding the design of the annual incentive program, see “III. Primary Components of NEO Compensation; CY2021 Compensation Payouts; CY2022 Compensation Targets and Metrics−Annual Incentive Program” below.

Long-Term Incentive Program (LTIP)	A combination of: • market-based performance restricted stock units (“Market-based PRSUs”); • stock options; and • service-based RSUs
Our long-term incentive program is designed to attract and retain top talent, provide competitive levels of compensation, align pay with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.
The program design provides that the target award opportunity is awarded in a combination of Market-based PRSUs, stock options, and service-based RSUs.
For more details regarding the design of the LTIP, see “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2021 Compensation Payouts; Calendar Year 2022 Compensation Targets and Metrics−Long-Term Incentive Program−Design” below.

As illustrated below, our program design is weighted toward performance and stockholder value. The performance-based program components include annual incentive program cash payout opportunities and market-based equity and stock option awards under the LTIP.
Figure 26. NEO Compensation Target Pay Mix Averages
(1)
The Company’s LTIP design provides that the target award opportunity is awarded in a combination of Market-based PRSUs, stock options and service-based RSUs, with at least 10% of the award in each of these last two vehicles. In calendar year 2021, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options and service-based RSUs were 50%, 10% and 40%, respectively. In calendar year 2022, for our CEO and NEOs who are executive vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options and service-based RSUs were 60%, 20% and 20%, respectively; while for NEOs who are senior vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options and service-based RSUs were 55%, 15% and 30%, respectively. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2021 Compensation Payouts; Calendar Year 2022 Compensation Targets and Metrics−Long-Term Incentive Program−Design” for further information regarding the impact of such a target pay mix.

(2)
For purposes of this illustration, we include Market-based PRSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

2021 Say on Pay Voting Results and Stockholder Outreach

We evaluate our executive compensation program and practices at least annually. Among other things, we consider the outcome of our most recent advisory vote on named executive officer compensation, or “Say on Pay,” and input we receive from our stockholders. As is described above in more detail in “Governance Matters−Corporate Governance−Stockholder Engagement,” we engage regularly with our stockholders, typically outside of our proxy solicitation period, on matters including executive compensation.
The primary components of our executive compensation program have remained consistent over the last several years and, in general, have received continuing support from our stockholders, as reflected in the voting results for our annual Say on Pay proposals shown in Figure 27 below. In 2019, our Say on Pay proposal received a lower than usual level of support, as a result of which we engaged in extensive stockholder outreach to better understand the views of our stockholders. We believe those engagement efforts and our continued stockholder outreach and engagement since that time, as well as the steps we have taken to address our stockholders’ questions and concerns, and improvements we have made to our disclosures regarding our executive compensation program, have led directly to the significant increase in support our Say on Pay proposals received in 2020 and 2021, when stockholders approved the proposal by a vote of 94% of votes cast.
Figure 27. Historical Say on Pay Votes (1)
(1)
Percentages represented are as a percentage of votes cast. For purposes of this figure, abstentions are treated as votes cast and have the effect of “Against” votes with respect to the Say on Pay proposal.

In 2021, we engaged in extensive stockholder outreach regarding our executive compensation program prior to the proxy solicitation period, covering planned enhancements to our executive compensation disclosures in our 2021 proxy statement, and design considerations relating to our LTIP, among other topics. Figure 28 below summarizes what we heard from our stockholders, our perspective on those views, and how we have responded. Other than the changes described below and in this CD&A, our compensation and human resources committee determined to maintain our executive compensation program and practices in their current form for calendar year 2022, in light of our stockholders’ continuing support.
Figure 28. 2021 Executive Compensation Stockholder Outreach
Topics	What we heard from our stockholders	Our perspective/How we responded
Our Annual Incentive Program
We received favorable feedback from stockholders on our plans to provide additional disclosure relating to the individual performance factor component of the AIP, to assist stockholders in better understanding how the program supports pay for performance.

We recognize the need to explain how the individual performance factor component of our AIP is linked to the operating metrics we use to manage our business, and ultimately to our business results and financial performance. Beginning with our 2021 proxy statement, we have added extensive detail to explain how the individual performance factor component of our AIP is determined.

Our Long-Term Incentive Program
We received positive input on the design and pay-for-performance alignment of our LTIP, including our performance-based metric, which compares our “total return” stock price performance (or “TSR”) to the performance of an index. Several stockholders were pleased that our compensation and human resources committee continues to evaluate the design and effectiveness of our LTIP. Our compensation and human resources committee was encouraged not to change the design to incorporate additional performance metrics unless an additional metric was identified that the committee believed would clearly improve the effectiveness of the program.

Our compensation and human resources committee regularly evaluates the structure of our compensation programs, with the assistance of their compensation consultant, to ensure that our programs continue to serve their intended purposes. While the committee has not identified an additional performance metric that it believes would enhance the effectiveness of the LTIP, for calendar year 2022 the committee determined that the alignment of pay with performance would be enhanced by substantially increasing the relative weighting of Market-based PRSUs in the 2022 LTIP.

Lam Research Corporation 2022 Proxy Statement 29

II.
EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation and Human Resources Committee

Our Board has delegated certain responsibilities to the compensation and human resources committee, or for purposes of this CD&A, the “committee,” through a formal charter. The committee1 oversees the compensation programs in which our CEO and his direct reports who are executive or senior vice presidents participate. The independent members of our Board approve the compensation packages and payouts for our CEO. Our CEO is not present for any decisions regarding his compensation packages and payouts.
Committee responsibilities include, but are not limited to:
•
reviewing and approving the Company’s executive compensation philosophy, objectives, and strategies;

•
reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness;

•
reviewing, and approving where appropriate, equity-based compensation plans;

•
causing the Board to perform a periodic performance evaluation of our CEO;

•
recommending to the independent members of the Board corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) applicable to our CEO, and compensation payouts for our CEO;

•
annually reviewing with our CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals;

•
reviewing and recommending for appropriate Board action all cash, equity-based and other compensation packages, and compensation payouts applicable to the chair and other non-employee members of the Board;

•
overseeing management’s determination as to whether the compensation policies and practices, including those related to pay equity laws, create risks that are reasonably likely to have a material adverse effect on the Company;

•
reviewing the results of “Say on Pay” votes and considering whether any adjustments to the Company’s executive compensation program are appropriate; and

•
establishing stock ownership guidelines applicable to the Company’s executive officers and recommending to the Board stock ownership guidelines applicable to the chair and other members of the Board.

The committee is authorized to delegate its authority and responsibilities as it deems proper and consistent with legal requirements to its members, any other committee of the Board and/or one or more officers of the Company, in accordance with the provisions of the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters−Corporate Governance−Board Committees−Compensation and Human Resources Committee” above.
In order to carry out these responsibilities, the committee receives and reviews information, analyses, and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).
Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chair, non-employee directors, and executive officers, and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our non-employee directors, peer group composition, and other matters as requested by the committee.
Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with its consideration of performance metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management, and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies

1 For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our CEO means an action or decision by the independent members of our Board after considering the recommendation of the committee and, in the case of all other NEOs, an action or decision by the committee.

and procedures to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.
Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities, and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.
The committee considers our CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant.
Our CEO attends committee meetings at the request of the committee but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.
Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers, as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry (the “Peer Group”), which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on public semiconductor, semiconductor equipment and materials companies that file standard reports with the SEC as domestic issuers, and similarly-sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. The table below summarizes how the calendar year 2022 Peer Group companies compare to the Company:
Figure 29. Peer Group Revenue and Market Capitalization
Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed reported four quarters as of June 28, 2021)	13,273	Approximately 0.33 to 3 times Lam	13,812
Market Capitalization (30-day average as of June 28, 2021)	90,248	Approximately 0.33 to 3 times Lam	75,563
Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in August and November 2021 for calendar year 2022 compensation decisions and, based on the criteria identified above, one company was added to the Peer Group (Intel Corporation) and three companies were removed (NetApp, Inc., Skyworks Solutions, Inc. and Xilinx, Inc.). These changes were made to ensure that our Peer Group continues to fit within our Peer Group criteria outlined above. Our Peer Group consists of the companies listed as follows:
Figure 30. Peer Group Companies for Calendar Year 2022
Advanced Micro Devices, Inc.	Broadcom Inc.	Microchip Technology Incorporated	Qualcomm Incorporated
Agilent Technologies, Inc.	Corning Incorporated	Micron Technology, Inc.	Seagate Technology PLC
Analog Devices, Inc.	Intel Corporation	NVIDIA Corporation	Texas Instruments Inc.
Applied Materials, Inc.	KLA Corporation	NXP Semiconductors N.V.	Western Digital Corporation
We derive revenue, market capitalization, and NEO compensation data from public filings made by our Peer Group companies with the SEC and from other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or the Radford Technology Survey as a reference to help ensure compensation packages are consistent with market norms.
Base pay levels for each executive officer are generally set with reference to market-competitive levels and in reflection of each officer’s skills, experiences, and performance. Variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver market-competitive compensation for the achievement of stretch goals, with downside risk for underperforming and upside reward for overperforming. For those executive officers who are new to their roles, compensation arrangements may be designed to deliver below-market compensation for a period of time. However, the committee does not “target”

Lam Research Corporation 2022 Proxy Statement 31

pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance, and general market conditions.
Assessment of Compensation Risk

Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2022 and concluded that risks arising from the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations

Taxation of  “Parachute” Payments
Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.
We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2022, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.
Internal Revenue Code Section 409A
Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to cash awards under the LTIP, if any, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.
To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exemption from, or compliance with, section 409A.
Accounting for Stock-Based Compensation
We follow ASC 718 for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.
III. PRIMARY COMPONENTS OF NEO COMPENSATION; CY2021 COMPENSATION PAYOUTS; CY2022 COMPENSATION TARGETS AND METRICS
This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2021 and the forward-looking actions taken with respect to our NEOs in calendar year 2022.
Base Salary

Adjustments to base salary are generally considered by the committee each year in February.
For calendar years 2022 and 2021, base salaries for NEOs were determined by the committee in February of each year, and became effective on March 1 or the first day of the pay period that included March 1 (if earlier), based on the factors described above. The following base salary adjustments for 2022 were made to remain competitive relative to our Peer Group and reflect individual performance as follows: Mr. Archer’s base salary was increased by 9.5%, Mr. Bettinger’s base salary was increased by 3.8%, Dr. Lord’s base salary was increased by 10%, and the base salaries of Dr. Vahedi and Mr. Varadarajan were increased by 7.0%. The base salaries of the NEOs for calendar years 2022 and 2021 are shown below.

Figure 31. NEO Annual Base Salaries
Named Executive Officer	Annual Base Salary 2022(1) ($)	Annual Base Salary 2021(2) ($)
Timothy M. Archer	1,150,000	1,050,000
Douglas R. Bettinger	705,000	678,976
Patrick J. Lord	577,661	525,146
Vahid Vahedi	537,151	502,010
Seshasayee (Sesha) Varadarajan	537,151	502,010

(1)
Effective February 21, 2022

(2)
Effective February 22, 2021

Annual Incentive Program

Annual Incentive Program Components
The components of our annual incentive program, each of which plays a role in determining actual payments made, are described in Figure 32 below.
Figure 32. Annual Incentive Program Components
Component	Role	Extent of Discretion Permitted
Funding Factor
Create a maximum payout amount from which annual incentive program payouts may be made.
Achievement of a minimum level of performance against the Funding Factor goals is required to fund any program payments.

The committee may exercise negative (but not positive) discretion against the Funding Factor result.
The committee primarily tracks the results of the Corporate Performance Factor and the Individual Performance Factors as a guide to using negative discretion.
Generally, the entire funded amount is not paid out.

Corporate Performance Factor	A corporate-wide metric and goal that is designed to be a stretch goal. Applies to all NEOs.	The committee may exercise positive or negative discretion, provided the Funding Factor result is not exceeded.
Individual Performance Factors
Based primarily on organization-specific metrics and goals that are designed to be stretch goals and that apply to each individual NEO. See “Figure 37. Individual Performance Factor Components for Calendar Year 2021” below for additional detail regarding the components of the Individual Performance Factor for calendar year 2021.
The committee may exercise positive or negative discretion, provided the Funding Factor result is not exceeded.
Target Award Opportunity
The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity. The maximum award for calendar years 2021 and 2022 was set at 2.25 times target, consistent with prior years.
N/A
For making payout decisions, the committee primarily tracks the results of the Corporate Performance Factor and Individual Performance Factors, which are typically weighted equally.

Lam Research Corporation 2022 Proxy Statement 33

The specific metric and goal for the Corporate Performance Factor, and the relative weightings of the Corporate Performance Factor and the Individual Performance Factors, are determined by the committee considering the recommendation of our CEO. The specific metric and goals for the Individual Performance Factors are determined by our CEO, or in the case of the CEO, by the committee.
The metrics and goals for the Corporate and Individual Performance Factors are set annually in connection with our annual business planning cycle, and are directly connected to our annual business plans and goals. Goals are set depending on the business environment and the Company’s annual objectives and strategies, encompassed in the Annual Operating Plans for the Company and the organizations managed by each of the NEOs, to ensure that they remain stretch goals regardless of changes in the business environment, which can vary significantly from year-to-year in our industry. Accordingly, as business conditions improve, goals are calibrated to require better performance, and if business conditions deteriorate, goals are calibrated to incentivize stretch performance under more difficult conditions. The interplay between our corporate planning cycle and our compensation planning and evaluation cycle is summarized in Figure 33 below.
Figure 33. Annual Planning and Compensation Decision Cycle
We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, product market share, and strategic, operational, and organizational metrics embodied in organizational Annual Operating Plans) are established for our NEOs as part of the Corporate and Individual Performance Factors.
We believe the metrics and goals set under this program, together with the exercise of discretion by the committee as described above, have been effective to motivate our NEOs and the organizations they lead, and to achieve pay-for-performance results.
Figure 34. Annual Incentive Program Payouts for Calendar Years 2019-2021
Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment
2021	168	Strong revenue, profitability, and operating cash generation performance, with growth in our served available market, market share, and installed base. Semiconductor equipment investments increased across both memory and foundry/logic segments.
2020	137	Strong revenue and profitability performance, with growth in our served available market, market share, and installed base. Demand for semiconductor equipment increased across both memory and foundry/logic segments.
2019	97
Strong revenue, profitability, and cash generation performance despite an overall decrease in demand for semiconductor equipment driven by a decrease in memory investments partially offset by foundry/logic spending.

Calendar Year 2021 Annual Incentive Program Parameters and Payout Decisions
In February 2021, the committee established the metrics and goals for the Funding Factor and the Corporate Performance Factor, set the calendar year 2021 target award opportunities, determined that the Corporate Performance Factor and the Individual Performance Factor should be weighted equally, and established the metrics and goals for the Individual Performance Factors for each then-employed NEO. In February 2022, the committee considered the actual results under these factors and made payout decisions for the calendar year 2021 program.

2021 Annual Incentive Program Funding Factor and Corporate Performance Factor. In February 2021, the committee set non-GAAP operating income2 as a percentage of revenue (“non-GAAP operating margin”) as the metric for the Funding Factor and Corporate Performance Factor for calendar year 2021. The committee selected non-GAAP operating margin as the performance metric because it believes that it is the performance metric that best reflects core operating results. Non-GAAP operating margin is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.
For the Funding Factor, the committee set the following parameters for calendar year 2021:
•
a minimum achievement of 5% non-GAAP operating margin was required to fund any program payments; and

•
achievement of non-GAAP operating margin greater than or equal to 20% would result in the maximum funding of 225% of target;

•
with actual funding levels interpolated between those points.

For the Corporate Performance Factor, the committee set the following parameters:
•
a goal of non-GAAP operating margin of 29.0% for the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.0; and

•
achievement of non-GAAP operating margin greater than or equal to 34% would result in the maximum Corporate Performance Factor of 1.50 for the maximum payout;

•
with the actual performance result interpolated linearly between and below those points, subject to the minimum set by the Funding Factor.

The Corporate Performance Factor goal was designed to be a stretch goal. As is discussed above in “Annual Incentive Program Components”, goals are set annually depending on the business environment and the Company’s annual objectives and strategies, to ensure that they remain stretch goals regardless of changes in the business environment, which can vary significantly from year-to-year in our industry. As shown in Figure 35, over the past five years, the committee has raised the Corporate Performance Factor goal year-over-year each year as our outlook and the industry outlook have improved, with the exception of calendar year 2019, when a weakened industry outlook for wafer fabrication equipment spending was reflected in a Corporate Performance Factor goal that was slightly below that of the prior year.
Figure 35. Corporate Performance Factor Goals for Calendar Years 2017-2021
Actual non-GAAP operating margin was 32.2% for calendar year 2021. This performance resulted in a Funding Factor of 225% of target and a Corporate Performance Factor of 1.315 for calendar year 2021.
2021 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2021 for each NEO were as set forth below in Figure 36 in accordance with the principles described above under “Executive Compensation Governance and Procedures−Peer Group Practices and Survey Data.” The target award opportunities (as a percentage of base salary) for each of our NEOs were increased for calendar year 2021 relative to the prior year, in order to increase the competitiveness of cash compensation while continuing to align compensation with performance.

2
Non-GAAP operating income is derived from results determined in accordance with generally accepted accounting principles (“GAAP”), with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2022 and 2021: amortization related to intangible assets acquired through certain business combinations; product rationalization costs; and elective deferred compensation-related liability net increase or decrease.

Lam Research Corporation 2022 Proxy Statement 35

Figure 36. Annual Incentive Program Target Award Opportunities for Calendar Year 2021
Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)(1)
Timothy M. Archer	175	1,837,500
Douglas R. Bettinger	115	780,822
Patrick J. Lord	110	577,661
Vahid Vahedi	95	476,910
Seshasayee (Sesha) Varadarajan	95	476,910

(1)
Calculated by multiplying each NEO’s annual base salary as of October 1, 2021 by their respective target award opportunity percentage.

2021 Annual Incentive Program Individual Performance Factors. For calendar year 2021, as shown in Figure 37 below, the committee determined the Individual Performance Factor for each NEO (other than Mr. Archer) using a formula that took into consideration three elements: a weighted score for each NEO based on the Company’s performance relative to corporate-level annual operating plan goals, with weightings for each NEO based on the extent to which they (and the organizations managed by them) were expected to contribute to and be accountable for that corporate-level performance; an individual score reflecting the extent to which individual NEOs provided exceptional contributions during the year; and a corporate modifier reflecting the Company’s performance to the annual corporate-level goal for operating profitability. The committee also considered the performance of the organizations managed by each such NEO against organizational-level annual operating plan goals. This year, the corporate-level operating goals that factored into the Individual Performance Factors for each NEO (other than Mr. Archer) were expanded to include additional human capital goals and a new ESG goal, as shown in Figure 38 below.
Figure 37. Individual Performance Factor Components for Calendar Year 2021
	Rationale for Inclusion	Contribution to Individual Performance Factor
Corporate Scorecard Weighted Achievement	Reflects the Company’s performance relative to corporate-level annual operating plan goals, weighted according to the expected contributions of individual NEOs (and the organizations managed by them)	80%
Individual Achievement	Reflects the extent to which individual NEOs provide exceptional contributions during the year	20%
Corporate Modifier	Reflects the Company’s performance to the annual corporate-level goal for operating profitability, ensuring that individual payouts are appropriately tied to Company profitability	Modifier (modifies individual performance factors up or down)
The committee evaluated the Company’s performance relative to corporate-level annual operating plan goals, and determined to assign the scores shown in Figure 38 below.
Figure 38. Corporate Scorecard for Calendar Year 2021
Corporate Goal Area	Objectives	Score
Market Performance and Execution	Relate to: growth in our served addressable market; success of new product launches; penetration of new market opportunities and defense of established positions; and achievement of market share targets.	98%
Safety, Quality and Customer Satisfaction	Relate to: safety; quality; growth of Customer Support Business Group revenue; and customer satisfaction.	101%
Human Capital Management & ESG	Relate to: employee engagement; employee inclusion; employee diversity; talent retention; and ESG.	97%
Financial Performance	Relate to: key financial metrics.	98%
The committee assigned weightings for each corporate goal area for each of the NEOs (other than Mr. Archer), which were combined with the corporate-level scores to determine a weighted achievement score, as shown in Figure 39 below.

Figure 39. Corporate Scorecard Weightings and Achievements for Calendar Year 2021
	Individual Weightings
	Market Performance and Execution	Safety, Quality and Customer Satisfaction	Human Capital Management & ESG	Financial Performance	Corporate Scorecard Weighted Achievement
Douglas R. Bettinger	20%	20%	20%	40%	98.2%
Patrick J. Lord	20%	40%	20%	20%	98.8%
Vahid Vahedi	40%	20%	20%	20%	98.1%
Seshasayee (Sesha) Varadarajan	40%	20%	20%	20%	98.1%
The committee also determined the individual achievement scores for each NEO (other than Mr. Archer), as shown in Figure 40 below. The committee’s assignment to Dr. Lord of an individual achievement score above 100% was due in significant part to his results in managing the global operations organization through significant global supply chain and operational challenges, including as a result of the COVID-19 pandemic. The corporate scorecard weighted achievements for each such NEO were then combined with the individual achievements at a weighting of 80% and 20%, respectively, as described in Figure 37 above, to yield an individual weighted achievement factor, as shown in Figure 40.
In determining Mr. Archer’s Individual Performance Factor, the independent members of the Board evaluated the Company’s performance against its corporate-level goals, Mr. Archer’s individual performance, and the performance of the other members of the management team reporting to him, and determined to assign him an individual weighted achievement factor equal to the average of the individual weighted achievement factors of all the executives reporting to him, rounded down to three decimal places, as shown in Figure 40 below. The committee declined to exercise its discretion to recommend an adjustment to Mr. Archer’s Individual Performance Factor.
The committee determined to apply a corporate modifier of 1.296 to each individual weighted achievement factor, based on the Company’s outperformance relative to the annual operating profitability objective, resulting in the final individual performance factors shown in Figure 40 below.
Figure 40. Individual Performance Factors for Calendar Year 2021
Named Executive Officer	Corporate Scorecard Weighted Achievement (80%)	Individual Achievement (20%)	Individual Weighted Achievement Factor	Corporate Modifier	Individual Performance Factor
Timothy M. Archer	n/a(1)	n/a(1)	98.9%	1.296	1.281
Douglas R. Bettinger	98.2%	97.0%	98.0%	1.296	1.270
Patrick J. Lord	98.8%	110.0%	101.1%	1.296	1.310
Vahid Vahedi	98.1%	95.0%	97.5%	1.296	1.264
Seshasayee (Sesha) Varadarajan	98.1%	95.0%	97.5%	1.296	1.264
(1)
As is discussed above, Mr. Archer’s individual weighted achievement factor was determined as the average of the individual weighted achievement factors of all the executives reporting to him.

Calendar Year 2021 Annual Incentive Program Payout Decisions. Based on the above results and decisions, the committee approved for the calendar year 2021 annual incentive program payouts for each NEO as shown below in Figure 41, which were less than the maximum payout available under the Funding Factor:
Figure 41. Annual Incentive Program Payouts for Calendar Year 2021
Named Executive Officer	Target Award Opportunity ($)(1)	Maximum Payout under Funding Factor (225.0% of Target Award Opportunity) ($)(2)	Individual Performance Factor	Corporate Performance Factor	Actual Payouts ($)(3)
Timothy M. Archer	1,837,500	4,134,375	1.281	1.315	3,096,188
Douglas R. Bettinger	780,822	1,756,850	1.270	1.315	1,304,012
Patrick J. Lord	577,661	1,299,737	1.310	1.315	995,107
Vahid Vahedi	476,910	1,073,048	1.264	1.315	792,700
Seshasayee (Sesha) Varadarajan	476,910	1,073,048	1.264	1.315	792,700
(1)
Calculated by multiplying each NEO’s annual base salary as of October 1, 2021 by their respective target award opportunity percentage.

Lam Research Corporation 2022 Proxy Statement 37

(2)
The Funding Factor resulted in a potential payout of up to 225.0% of target award opportunity for the calendar year (based on the actual non-GAAP operating margin results detailed under “2021 Annual Incentive Program Corporate Performance Factor” above and the specific goal described in the second paragraph under “Annual Incentive Program Funding Factor and Corporate Performance Factor” above).

(3)
Calculated by multiplying each NEO’s target award opportunity, in dollars, by the product of (x) the Corporate Performance Factor of 1.315 multiplied by (y) that NEO’s Individual Performance Factor. In calculating the payout for Mr. Archer, the product of the Corporate Performance Factor and his Individual Performance Factor was rounded to three decimal places before being multiplied by his target award opportunity.

Calendar Year 2022 Annual Incentive Program Parameters
In February 2022, the committee set the target award opportunity for each NEO as a percentage of base salary and, consistent with prior years, set a cap on payments equal to 2.25 times the target award opportunity. For calendar year 2022, target award opportunities increased for several NEOs compared to the prior year, in order to increase the competitiveness of cash compensation while continuing to align compensation with performance. The target award opportunity for each NEO is shown below.
Figure 42. Annual Incentive Program Target Award Opportunities for Calendar Year 2022
Named Executive Officer	Target Award Opportunity (% of Base Salary)
Timothy M. Archer	200
Douglas R. Bettinger	115
Patrick J. Lord	110
Vahid Vahedi	100
Seshasayee (Sesha) Varadarajan	100
The committee also approved non-GAAP operating margin as the annual metric for the Funding Factor and the Corporate Performance Factor, and set the annual goals for the Funding Factor and the Corporate Performance Factor. Consistent with the program design, the Corporate Performance Factor goal is more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO, based upon corporate-level annual operating plan goals and individual performance. Each NEO has multiple performance metrics and goals under this program. All Corporate and Individual Performance Factor goals were designed to be stretch goals.
Long-Term Incentive Program

Design
Our LTIP is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.
Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value), performance metrics and the mix of vehicles used are established for the program.
Prior to our 2022/2024 long-term incentive program, of the total target award opportunity, 50% was generally awarded in Market-based PRSUs, and the remaining 50% was awarded in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options was reviewed annually to determine whether service-based RSUs or stock options would be the more efficient form of equity for the majority of the award based on criteria such as the business environment and the potential value to motivate and retain the executives. We consider Market-based PRSUs and stock options to be performance-based, but do not classify service-based RSUs as performance-based.
For our 2022/2024 long-term incentive program, the committee determined to substantially increase the weighting of Market-based PRSUs relative to prior years, with the aim of furthering the committee’s objective of aligning pay with performance. The committee also determined that it would be appropriate to provide for a different mix for the CEO and NEOs who are executive presidents than for NEOs who are senior vice presidents. Under the 2022/2024 long-term incentive program, of the total target award opportunity for the CEO and NEOs who are executive vice presidents, 60% was awarded in Market-based PRSUs, 20% was awarded in stock options, and 20% was awarded in service-based RSUs; while for NEOs who are senior vice presidents, 55% was awarded in Market-based PRSUs, 15% was awarded in stock options, and 30% was awarded in service-based RSUs. Primarily as a result of this change, the percentage of the average NEO’s target pay mix which is performance-based increased from 59% in calendar year 2020 to 73% in calendar year 2021, as shown above in Figure 26.
While service-based RSUs and stock options vest on an annual basis over three years, Market-based PRSUs cliff vest after three years. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.

Equity Vehicles
The equity vehicles used in our 2022/2024 long-term incentive program are as follows:
Figure 43. 2022/2024 LTIP Program Equity Vehicles
Equity Vehicles	Vesting	Terms
Market-based PRSUs • CEO/EVPs: 60% of Target Award Opportunity • SVPs: 55% of Target Award Opportunity
•
Awards cliff vest three years from the March 1, 2022 grant date (the “Grant Date”) subject to satisfaction of a minimum performance requirement and continued employment.

•
Awards that vest at the end of the performance period are distributed in shares of our common stock.

•
The number of Market-based PRSUs granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $592.09, rounded down to the nearest share.

•
The number of shares represented by the Market-based PRSUs that can be earned over the performance period is determined according to the performance parameters described in Figure 44 below.

Stock Options • CEO/EVPs: 20% of Target Award Opportunity • SVPs: 15% of Target Award Opportunity
•
Awards vest one-third on the first, second, and third anniversaries of the Grant Date, subject to continued employment.

•
Awards are exercisable upon vesting.

•
Expiration is on the seventh anniversary of the Grant Date.

•
The number of stock options granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $592.09, rounded down to the nearest share and multiplying the result by three. The ratio of three options for every RSU is based on a Black Scholes fair value accounting analysis.

•
The exercise price of stock options is the closing price of our common stock on the Grant Date.

Service-based RSUs • CEO/EVPs: 20% of Target Award Opportunity • SVPs: 30% of Target Award Opportunity	• Awards vest one-third on the first, second, and third anniversaries of the Grant Date, subject to continued employment. • Awards are distributed in shares of our common stock upon vesting.
•
The number of RSUs granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $592.09, rounded down to the nearest share.

Figure 44. 2022/2024 Market-based PRSU Performance Parameters
Parameter	Terms
Performance Period	Three years from the first business day in February (February 1, 2022 through January 31, 2025).
Performance Index	PHLX Semiconductor Sector Total Return Index, or “XSOX index”
Number of Shares
•
Based on our “total return” stock price performance compared to the market price performance of the Performance Index, subject to a ceiling as described below. The stock price performance or market price performance is measured using the closing price for the 50 trading days prior to the dates the performance period begins and ends, assuming that any dividends paid on our common stock are reinvested on the ex-dividend date (consistent with the treatment of dividends in the Performance Index).

•
The target number of shares represented by the Market-based PRSUs is increased by 2% of target for each 1% that our stock price performance exceeds the market price performance of the Performance Index; similarly, the target number of shares represented by the Market-based PRSUs is decreased by 2% of target for each 1% that our stock price performance trails the market price performance of the Performance Index. The result of the vesting formula is rounded down to the nearest whole number.

•
A table reflecting the potential payouts depending on various comparative results is shown below in Figure 45.

Award Ceiling/Minimum
The final shares awarded cannot exceed 150% of target (requiring a positive percentage change in our stock price performance compared to that of the market price performance of the Performance Index equal to or greater than 25 percentage points) and can be as little as 0% of target (requiring a percentage change in our stock price performance compared to that of the market price performance of the Performance Index equal to or lesser than negative 50 percentage points).

Lam Research Corporation 2022 Proxy Statement 39

Figure 45. Market-based PRSU Potential Payouts
Lam’s Total Return % Change Performance Compared to XSOX Index % Change Performance	Market-based PRSUs That Can Be Earned (% of Target)(1)
+ 25% or more	150
10%	120
0% (equal to index)	100
-10%	80
-25%	50
-50% or less	0
(1)
The results of the vesting formula (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentages using the formula described in the third row of Figure 44.

Target Award Opportunity
Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2022 are shown below.
Figure 46. LTIP Target Award Opportunities
	Target Award Opportunity ($) by Long-Term Incentive Program
Named Executive Officer	2019/2021(1)	2020/2022(2)	2021/2023(3)	2022/2024(4)
Timothy M. Archer	7,200,000	9,500,000	11,000,000	15,000,000
Douglas R. Bettinger	2,700,000	2,750,000	3,050,000	3,750,000
Patrick J. Lord	1,800,000	2,500,000	2,500,000	3,000,000
Vahid Vahedi	1,575,000	2,150,000	2,250,000	2,750,000
Seshasayee (Sesha) Varadarajan	1,575,000	2,150,000	2,250,000	2,750,000
(1)
The three-year performance period for the 2019/2021 LTIP began on February 1, 2019 and ended on January 31, 2022.

(2)
The three-year performance period for the 2020/2022 LTIP began on February 3, 2020 and ends on February 2, 2023.

(3)
The three-year performance period for the 2021/2023 LTIP began on February 1, 2021 and ends on January 31, 2024.

(4)
The three-year performance period for the 2022/2024 LTIP began on February 1, 2022 and ends on January 31, 2025.

Calendar Year 2019/2021 LTIP Award Parameters and Payouts
On March 1, 2019, the committee granted to each NEO, as part of the calendar year 2019/2021 CEO staff long-term incentive program (the “2019/2021 LTIP Awards”), Market-based PRSUs, and service-based RSUs and stock options, with a total target award opportunity shown below. The service-based RSUs and stock options vested over three years, one-third on each anniversary of the grant date. The Market-based PRSUs cliff vested three years from the grant date. The terms of the Market-based PRSUs and service-based RSUs granted to all the NEOs as part of the 2019/2021 LTIP Awards were the same.
Figure 47. 2019/2021 LTIP Award Grants
Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#)(1)	Stock Options Award (#)	Service-based RSUs Award (#)
Timothy M. Archer	7,200,000	21,243	33,988	12,746
Douglas R. Bettinger	2,700,000	7,966	12,744	4,779
Patrick J. Lord	1,800,000	5,310	8,496	3,186
Vahid Vahedi	1,575,000	4,647	7,432	2,788
Seshasayee (Sesha) Varadarajan	1,575,000	4,647	7,432	2,788
(1)
The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned is 0% to 150% of target.

In February 2022, the committee determined the payouts for the calendar year 2019/2021 LTIP Awards of Market-based PRSUs. The number of shares represented by the Market-based PRSUs earned over the performance period was based on our stock price performance compared to the market price performance of the Philadelphia Semiconductor Sector Index, or “SOX index”, which was the performance metric used when the calendar year 2019/2021 LTIP Awards were granted in 2019.

Based on the above formula and Market-based PRSU Vesting Summary set forth in Figures 44 and 45 (but substituting the SOX index for the XSOX index, and disregarding the impact of dividends paid, consistent with that index), the Company’s stock price performance over the three-year performance period was equal to 366.21% and the performance of the SOX index (based on market price) over the same three-year performance period was equal to 219.28%. Lam’s stock price outperformed the SOX index by 146.93%, which resulted in the maximum possible performance payout of 150% of the target number of Market-based PRSUs granted to each NEO. Based on such results, the committee made the following payouts to each NEO for the 2019/2021 LTIP Award of Market-based PRSUs.
Figure 48. 2019/2021 LTIP Market-based PRSU Award Payouts
Named Executive Officer	Target Market-based PRSUs (#)	Actual Payout of Market-based PRSUs (150% of Target Award Opportunity) (#)
Timothy M. Archer	21,243	31,864
Douglas R. Bettinger	7,966	11,949
Patrick J. Lord	5,310	7,965
Vahid Vahedi	4,647	6,970
Seshasayee (Sesha) Varadarajan	4,647	6,970
Calendar Year 2022 LTIP Awards
Calendar Year 2022 decisions for the 2022/2024 long-term incentive program. On March 1, 2022, the committee made a grant under the 2022/2024 long-term incentive program, of Market-based PRSUs, stock options, and service-based RSUs on the terms set forth in Figures 43 and 44 with a combined value equal to the NEO’s total target award opportunity, as shown below.
Figure 49. 2022/2024 LTIP Award Grants
Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#)(1)	Stock Options Award (#)	Service-based RSUs Award (#)
Timothy M. Archer	15,000,000	15,200	15,198	5,066
Douglas R. Bettinger	3,750,000	3,800	3,798	1,266
Patrick J. Lord	3,000,000	3,040	3,039	1,013
Vahid Vahedi	2,750,000	2,554	2,088	1,393
Seshasayee (Sesha) Varadarajan	2,750,000	2,554	2,088	1,393
(1)
The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0% to 150% of target.

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and took effect starting in calendar year 2015. It enables us, in the event that a material restatement of financial results is required, to recover, within 36 months of the issuance of the original financial statements, the excess amount of cash incentive-based compensation issued to covered individuals. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered.
Stock Ownership Guidelines

For senior vice presidents and above, we also have stock ownership guidelines that foster a long-term orientation. Our stock ownership guidelines for our NEOs and certain other senior executives are shown below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. The dollar alternative is translated into a number of shares by dividing the applicable multiple of base salary by the average closing price of our common stock for the 30 trading days through June 30 of the most recently-completed fiscal year as of the measurement date. Under our guidelines, unearned performance awards and unexercised options (or portions thereof) are not included towards meeting the requirements. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. Our ownership guidelines are reviewed by the committee on an annual basis. At the end of fiscal year 2022, all NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.

Lam Research Corporation 2022 Proxy Statement 41

Figure 50. Executive Stock Ownership Guidelines
Position	Guidelines (lesser of)
President and Chief Executive Officer	6x base salary or 50,000 shares
Executive Vice Presidents	2x base salary or 10,000 shares
Senior Vice Presidents	1x base salary or 5,000 shares
Severance/Change in Control Arrangements

The Company has adopted an executive severance policy and executive change in control policy, which are intended to help attract and retain our NEOs, and to facilitate a smooth transaction and transition planning in connection with change in control events. The severance policy provides for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the policy. The change in control policy provides for designated payments in the case of a change in control or an acquisition by the Company, in each case when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control or acquisition by the Company), as such terms are defined in the policy.
For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Executive Compensation Tables−Potential Payments upon Termination or Change in Control” section below.
Other Benefits Not Available to All Employees

Senior Executive Transition Policy
On May 11, 2022, our Board approved a senior executive transition policy (the “transition policy”). The purpose of the transition policy is to promote an orderly transition of senior executives and provide eligible executives with an opportunity to work a mutually-agreed reduced schedule in anticipation of subsequent retirement. Executives eligible to participate in the transition policy include those serving as our CEO, president, executive vice president or senior vice president, and who have attained a minimum age of 55, completed at least 5 years of service, and the sum of whose age and years of service is equal to or greater than 70.
Eligible executives who wish to commence a transition under the terms of the transition policy must provide at least 12 months’ prior non-binding notice of their intent to consider a transition and, prior to the start of their transition, must have entered into a transition agreement with the Company setting forth the material terms of the transition. The executive will continue employment during the transition period on either a full or part time schedule (which is not to be less than 10 hours per week). During the transition period, the executive will receive a base salary commensurate with the transition role and will continue to be eligible to participate in the annual incentive program and benefit programs (if permitted under their terms), and any equity awards the executive holds will continue to vest in accordance with their terms. During the transition, the executive must not compete with the Company or solicit any Company employees.
The transition policy is administered by the Committee (or, as it pertains to the CEO, by the independent members of the Board) and may be modified or ended by the Company in its complete and absolute discretion prior to an executive’s execution of a transition agreement.
Elective Deferred Compensation Plan
The Company maintains an Elective Deferred Compensation Plan that allows eligible employees (including all the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company is obligated to pay a limited Company contribution to the plan for all eligible employees.
Supplemental Health and Welfare
We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs.
We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with GAAP. The most recent valuation was conducted in June 2022 and reflected the retirement benefit obligation for the NEOs as shown below.

Figure 51. NEO Post-Retirement Benefit Obligations
Named Executive Officer	As of June 26, 2022 ($)
Timothy M. Archer	786,000
Douglas R. Bettinger(1)	—
Patrick J. Lord(1)	—
Vahid Vahedi	771,000
Seshasayee (Sesha) Varadarajan(1)	—
(1)
Mr. Bettinger, Dr. Lord and Mr. Varadarajan are not eligible to participate under the terms of the program.

Compensation Committee Report
The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation and human resources committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.
This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.
MEMBERS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Sohail U. Ahmed
Eric K. Brandt (Chair)
Abhijit Y. Talwalkar
Lih Shyng (Rick L.) Tsai
Compensation Committee Interlocks and Insider Participation
None of the compensation and human resources committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2022 between any member of our compensation and human resources committee and any member of any other company’s board of directors or compensation committee.

Lam Research Corporation 2022 Proxy Statement 43

Executive Compensation Tables
The following tables (Figures 52-57) show compensation information for our named executive officers:
Figure 52. Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Timothy M. Archer President and Chief Executive Officer	2022	1,084,615	—	10,079,176	2,669,527	3,096,188(4)	11,650	16,941,156
	2021	1,050,000	—	11,071,172	1,195,482	2,170,382(5)	8,700	15,495,736
	2020	1,017,308	—	8,350,730	923,416	1,450,500(6)	11,050	11,753,004
Douglas R. Bettinger Executive Vice President and Chief Financial Officer	2022	687,984	—	2,519,532	667,118	1,304,012(4)	11,564	5,190,210
	2021	666,046	—	3,069,258	331,314	898,530(5)	11,288	4,976,436
	2020	646,646	—	2,417,174	267,136	616,960(6)	9,759	3,957,675
Patrick J. Lord Executive Vice President, Customer Support Business Group and Global Operations	2022	543,324	—	2,015,730	596,912	995,107(4)	11,255	4,162,328
	2021	515,145	—	2,515,577	292,852	639,360(5)	10,370	3,973,304
	2020	479,544	—	2,197,418	242,796	379,792(6)	8,972	3,308,522
Vahid Vahedi Senior Vice President and General Manager, Etch Business Unit	2022	514,174	—	1,977,102	410,119	792,700(4)	9,124	3,703,219
	2021	487,875	—	2,264,555	263,825	556,021(5)	13,835	3,586,111
	2020	462,613	—	1,889,916	209,024	377,130(6)	8,829	2,947,512
Seshasayee (Sesha) Varadarajan Senior Vice President and General Manager, Deposition Business Unit	2022	514,174	1,600(7)	1,977,102	366,757	792,700(4)	11,124	3,663,457
	2021	487,875	1,600(7)	2,264,555	244,598	556,021(5)	8,387	3,563,036
	2020	462,613	10,074(8)	1,889,916	209,024	375,204(6)	8,829	2,955,660
(1)
The amounts shown in this column represent the value of service-based RSU and Market-based PRSU awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. For fiscal year 2022, the aggregate grant date fair value of the RSU and Market-based PRSU awards that may be earned by each NEO assuming the highest level of performance conditions for the Market-based PRSU awards will be achieved is as follows: Mr. Archer: $13,793,144; Mr. Bettinger: $3,448,024; Dr. Lord: $2,758,524; Dr. Vahedi: $2,601,147; and Mr. Varadarajan $2,601,147. The fair value of service-based RSUs was calculated based on the fair market value of the Company’s common stock at the date of grant, discounted for dividends. The fair value of Market-based PRSUs was calculated using a Monte Carlo simulation model using, for awards granted in fiscal year 2022, the assumptions shown below. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2022” below.

Market-based PRSU Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
46.1%	1.45%	2.92	1.11%
(2)
The amounts shown in this column represent the value of the stock option awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The fair value of stock options granted in fiscal year 2022 was calculated using a Black-Scholes option valuation model using the assumptions shown below. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2022” below.

Stock Option Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
40.8%	1.54%	4.73	1.11%
(3)
Please refer to “All Other Compensation Table for Fiscal Year 2022,” which immediately follows this table, for additional information.

(4)
Represents the amount earned and subsequently paid under the calendar year 2021 AIP.

(5)
Represents the amount earned and subsequently paid under the calendar year 2020 AIP.

(6)
Represents the amount earned and subsequently paid under the calendar year 2019 AIP.

(7)
Represents patent awards.

(8)
Represents Mr. Varadarajan’s patent awards of $8,571 and gift of $1,503 received from the Company in connection with achieving his 20-year anniversary milestone.

Figure 53. All Other Compensation Table for Fiscal Year 2022
	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Other ($)	Total ($)
Timothy M. Archer	9,150	2,500	—	11,650
Douglas R. Bettinger	9,064	2,500	—	11,564
Patrick J. Lord	9,255	—	2,000(1)	11,255
Vahid Vahedi	9,124	—	—	9,124
Seshasayee (Sesha) Varadarajan	9,124	—	2,000(1)	11,124
(1)
Represents a matching charitable contribution made by the Company pursuant to its employee gift match and volunteerism program, which is available to all Company employees.

Figure 54. Grants of Plan-Based Awards for Fiscal Year 2022
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Approved Date	Target ($)(1)	Maximum ($)(1)	Target (#)(2)	Maximum (#)(2)
Timothy M. Archer	Annual Incentive Program	N/A	2/9/22	2,300,000	5,175,000
	LTIP-Equity

	Market-based PRSUs	3/1/22	2/9/22			15,200(4)	22,800(4)				7,427,936
	Service-based RSUs	3/1/22	2/9/22					5,066(5)			2,651,240
	Stock Options	3/1/22	2/9/22						15,198(6)	540.57	2,669,527
Douglas R. Bettinger	Annual Incentive Program	N/A	2/7/22	810,750	1,824,188
	LTIP-Equity

	Market-based PRSUs	3/1/22	2/7/22			3,800(4)	5,700(4)				1,856,984
	Service-based RSUs	3/1/22	2/7/22					1,266(5)			662,548
	Stock Options	3/1/22	2/7/22						3,798(6)	540.57	667,118
Patrick J. Lord	Annual Incentive Program	N/A	2/7/22	635,427	1,429,711
	LTIP-Equity

	Market-based PRSUs	3/1/22	2/7/22			3,040(4)	4,560(4)				1,485,587
	Service-based RSUs	3/1/22	2/7/22					1,013(5)			530,143
	Stock Options	3/1/22	2/7/22						3,039(6)	540.57	596,912
Vahid Vahedi	Annual Incentive Program	N/A	2/7/22	537,151	1,208,590
	LTIP-Equity

	Market-based PRSUs	3/1/22	2/7/22			2,554(4)	3,831(4)				1,248,089
	Service-based RSUs	3/1/22	2/7/22					1,393(5)			729,013
	Stock Options	3/1/22	2/7/22						2,088(6)	540.57	410,119
Seshasayee (Sesha) Varadarajan	Annual Incentive Program	N/A	2/7/22	537,151	1,208,590
	LTIP-Equity

	Market-based PRSUs	3/1/22	2/7/22			2,554(4)	3,831(4)				1,248,089
	Service-based RSUs	3/1/22	2/7/22					1,393(5)			729,013
	Stock Options	3/1/22	2/7/22						2,088(6)	540.57	366,757
(1)
The calendar year 2022 AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary approved in February 2022, effective as of February 21, 2022. Awards payouts range from 0% to 225% of target.

(2)
The amounts reported represent the target and maximum number of Market-based PRSUs that may vest on the terms described in “Executive Compensation and Other Information−Compensation Discussion and Analysis” above. The number of shares that may be earned is equal to from 0% to 150% of target.

(3)
The amounts reported represent the fair value of Market-based PRSU, service-based RSU, and stock option awards granted during fiscal year 2022 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. For details regarding the assumptions used to calculate the fair value of awards granted during fiscal year 2022, see notes 1 and 2 to the “Summary Compensation Table” above.

Lam Research Corporation 2022 Proxy Statement 45

(4)
The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The actual conversion of Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s “total return” stock price performance (assuming any dividends paid are reinvested on the ex-dividend date) compared to the market price performance of the XSOX index over the applicable three-year performance period.

(5)
The RSUs will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

(6)
The stock options will become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

Figure 55. Outstanding Equity Awards at Fiscal Year 2022 Year-End
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Timothy M. Archer	3/1/2022(2)	—	15,198	540.57	3/1/29
	3/1/2022(3)					5,066	2,280,663
	3/1/2022(4)							15,200	6,842,888
	3/1/2021(2)	1,999	3,998	598.81	3/1/28
	3/1/2021(3)					5,332	2,400,413
	3/1/2021(4)							9,998	4,501,000
	3/2/2020(2)	8,093	4,047	300.33	3/2/27
	3/2/2020(3)					4,048	1,822,369
	3/2/2020(4)							15,178	6,832,984
	3/1/2019(2)	11,330	—	176.75	3/1/26
	12/6/2018(5)	10,417	8,930	145.73	12/6/25
	12/6/2018(6)					2,128	958,004
	3/1/2018(2)	10,524	—	190.07	3/1/25
Douglas R. Bettinger	3/1/2022(2)	—	3,798	540.57	3/1/29
	3/1/2022(3)					1,266	569,941
	3/1/2022(4)							3,800	1,710,722
	3/1/2021(2)	554	1,108	598.81	3/1/28
	3/1/2021(3)					1,478	665,381
	3/1/2021(4)							2,772	1,247,927
	3/2/2020(2)	2,341	1,171	300.33	3/2/27
	3/2/2020(3)					1,172	527,623
	3/2/2020(4)							4,393	1,977,685
	3/1/2019(2)	12,744	—	176.75	3/1/26
	11/30/2018(7)					6,873	3,094,156
	3/1/2018(2)	4,736	—	190.07	3/1/25
	3/1/2017(2)	9,496	—	119.67	3/1/24
	3/1/2016(2)	23,871	—	75.57	3/1/23

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Patrick J. Lord	3/1/2022(2)	—	3,039	540.57	3/1/29
	3/1/2022(3)					1,013	456,042
	3/1/2022(4)							3,040	1,368,578
	3/1/2021(2)	454	908	598.81	3/1/28
	3/1/2021(3)					1,212	545,630
	3/1/2021(4)							2,272	1,022,832
	3/2/2020(2)	1,064	1,064	300.33	3/2/27
	3/2/2020(3)					1,065	479,452
	3/2/2020(4)							3,994	1,798,059
	3/1/2019(2)	2,832	—	176.75	3/1/26
Vahid Vahedi	3/1/2022(2)	—	2,088	540.57	3/1/29
	3/1/2022(3)					1,393	627,115
	3/1/2022(4)							2,554	1,149,785
	3/1/2021(2)	409	818	598.81	3/1/28
	3/1/2021(3)					1,091	491,157
	3/1/2021(4)							2,045	920,639
	3/2/2020(2)	1,832	916	300.33	3/2/27
	3/2/2020(3)					916	412,374
	3/2/2020(4)							3,435	1,546,403
	3/1/2019(2)	7,432	—	176.75	3/1/26
	3/1/2018(2)	3,576	—	190.07	3/1/25
Seshasayee (Sesha) Varadarajan	3/1/2022(2)	—	2,088	540.57	3/1/29
	3/1/2022(3)					1,393	627,115
	3/1/2022(4)							2,554	1,149,785
	3/1/2021(2)	409	818	598.81	3/1/28
	3/1/2021(3)					1,091	491,157
	3/1/2021(4)							2,045	920,639
	3/2/2020(2)	1,832	916	300.33	3/2/27
	3/2/2020(3)					916	412,374
	3/2/2020(4)							3,435	1,546,403
	3/1/2019(2)	7,432	—	176.75	3/1/26
	3/1/2018(2)	3,576	—	190.07	3/1/25
(1)
Calculated by multiplying the number of not vested units by $450.19, the closing price of our common stock on June 24, 2022.

(2)
The stock options will become exercisable in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.

(3)
The RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.

(4)
The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s “total return” stock price performance (assuming any dividends paid are reinvested on the ex-dividend date) compared to the market price performance of the XSOX index over the applicable three-year performance period.

(5)
The stock options will become exercisable over four years (one quarter on the one-year anniversary of the grant date and the remainder on a pro-rated basis on the sixth day of every month thereafter for the next 36 months), subject to continued employment.

Lam Research Corporation 2022 Proxy Statement 47

(6)
The RSUs will vest over four years (one quarter of the RSUs on the one-year anniversary of the grant date and the remainder of the RSUs on a pro-rated basis on the sixth day of every month thereafter for the next 36 months), subject to continued employment.

(7)
The RSUs will vest over four years (one quarter of the RSUs on the one-year anniversary of the grant date and the remainder of the RSUs on a pro-rated basis on the last day of every month thereafter for the next 36 months), subject to continued employment.

Figure 56. Option Exercises and Stock Vested During Fiscal Year 2022(1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy M. Archer	20,257	9,761,063	47,082	25,691,152
Douglas R. Bettinger	9,303	4,414,274	29,169	16,483,714
Patrick J. Lord	—	—	10,697	5,796,802
Vahid Vahedi	—	—	9,361	5,072,596
Seshasayee (Sesha) Varadarajan	—	—	9,361	5,072,596
(1)
The table shows all stock options exercised and the value realized upon exercise, and all RSUs and Market-based PRSUs vested and the value realized upon vesting.

Figure 57. Nonqualified Deferred Compensation
Name	Executive Contributions in FY 2022 ($)(1)	Registrant Contributions in FY 2022 ($)(2)	Aggregate Earnings in FY 2022 ($)(3)	Aggregate Balance at 2022 Fiscal Year-End ($)(4)
Timothy M. Archer	781,353	2,500	(1,206,730)	9,212,293
Douglas R. Bettinger	171,746	2,500	(888,491)	5,264,697
Patrick J. Lord	—	—	—	—
Vahid Vahedi	—	—	—	—
Seshasayee (Sesha) Varadarajan	—	—	—	—
(1)
The entire amount of each executive’s contributions in fiscal year 2022 is reported in each respective NEO’s compensation in our fiscal year 2022 “Summary Compensation Table” above.

(2)
Represents the amount that Lam credited to the Elective Deferred Compensation Plan (the “EDCP”), which is 3% of the executive’s salary contribution during calendar years 2021 and 2022, to a maximum annual benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “All Other Compensation Table for Fiscal Year 2022” above.

(3)
The NEOs did not receive above-market or preferential earnings in fiscal year 2022.

(4)
The fiscal year-end balance, which reflects negative earnings amounts in fiscal year 2022, includes $6,465,724 for Mr. Archer and $3,705,344 for Mr. Bettinger that were previously reported in our Summary Compensation Tables in previous years. The fiscal year-end balance includes $8,396,816 for Mr. Archer and $5,264,697 for Mr. Bettinger that was contributed after December 31, 2004, or constitutes earnings on such contributions, and which is subject to distribution in the event of a Change in Control (as defined in the EDCP) as described in “Potential Payments upon Termination or Change in Control−Elective Deferred Compensation Plan” below.

Potential Payments upon Termination or Change in Control

On December 22, 2020, the independent members of our Board adopted an executive severance policy (the “severance policy”) and an executive change in control policy (the “change in control policy”), effective as of January 1, 2021. The policies are applicable to our NEOs. The following is a summary of the policies.
Executive Severance Policy
The severance policy applies to individuals serving as our CEO, president, executive vice president, and senior vice president (each, a “covered executive”), including each of our NEOs. However, certain provisions of the severance policy apply only to individuals serving as CEO, president or executive vice president (each, a “Tier 1 executive”), currently including Mr. Archer, Mr. Bettinger and Dr. Lord.
The severance policy provides that if an Involuntary Termination (as defined in the severance policy) of a Tier 1 executive’s employment occurs, other than in connection with a Change in Control or an Acquisition (each as defined in the severance policy), the Tier 1 executive will be entitled to: (1) a lump-sum cash payment equal to 100% (150% for our CEO) of the Tier 1 executive’s then-current annual base salary, plus an amount equal to 50% (100% for our CEO) of the average of the last five annual payments made to the Tier 1 executive under the short-term variable compensation or any predecessor or successor programs (the “Short-Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro-rata amount the Tier 1 executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 executive’s employment is terminated had the Tier 1 executive’s employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are solely service-based granted to the Tier 1 executive at least 12 months prior to the termination date; and (4) a cash payment equal to the product of (x) a pro rata portion (based on the time from the first day of the Performance Period (as defined in the award agreements) until the earlier of the termination date or the last day of the Performance Period) of the unvested Market-based PRSU and/or other performance-based RSU awards granted to the Tier 1 executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period and (y) the closing stock price on the date of termination.
If the Company carries out an Acquisition (as defined in the severance policy) during the period of a covered executive’s employment, and if there is an Involuntary Termination of the covered executive’s employment on or after the date of the initial public announcement of, or within the 24 months following the consummation of, the Acquisition, the covered executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for our CEO) of the covered executive’s then current annual base salary, plus an amount equal to 150% (200% for our CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the covered executive prior to the Acquisition; and (4) a cash payment equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Acquisition or the last day of the Performance Period) of the unvested Market-based PRSUs/performance-based RSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the acquisition and (ii) a pro rata portion (based on time from the day following the closing of the Acquisition until the last day of the Performance Period) of the target number of unvested Market-based PRSUs/performance-based RSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Acquisition.
If a Tier 1 executive’s employment is terminated due to disability or in the event of the Tier 1 executive’s death, the Tier 1 executive (or the Tier 1 executive’s estate) will be entitled to: (1) the pro rata amount the Tier 1 executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 executive’s employment is terminated had the Tier 1 executive’s employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of any unvested stock option and RSU awards, that are solely service-based, granted to the Tier 1 executive prior to the date of termination; and (4) vesting, as of the date of termination, of a portion of the unvested Market-based PRSU/performance-based RSU awards granted to the Tier 1 executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.
If the employment of a covered executive who is not a Tier 1 executive is terminated due to disability or in the event of the covered executive’s death, the covered executive (or the covered executive’s estate) will be entitled to: (1) vesting, as of the date of termination, of any unvested stock option and RSU awards, that are solely service-based, granted to the covered executive prior to the date of termination; and (2) vesting, as of the date of termination, of a portion of the unvested Market-based PRSU/performance-based RSU awards granted to the covered executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.
If a covered executive voluntarily resigns, the covered executive will be entitled to no additional benefits (except as the covered executive may be eligible for under the Company’s Retiree Health Plans), outstanding stock options, RSUs and Market-based PRSUs/performance-based RSUs will cease to vest on the termination date, and stock options will be canceled unless they are exercised within ninety days after the termination date. All RSUs and Market-based PRSUs/performance-based RSUs will be canceled on the termination date.
The severance policy conditions all payments and benefits upon a covered executive’s performance in all material respects of their confidentiality and non-compete obligations to the Company. The severance policy also requires a covered executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the covered executive’s employment, to receive the payments described above. Any compensation that is paid to a covered executive by the Company is subject to any applicable compensation recovery policy.
The severance policy may be amended at any time; provided, however, that any amendment that would adversely affect a covered executive will not be applicable without such covered executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii), if the amendment occurs during the Change In Control Protection Period (as defined in the change in control policy), the end of the Change In Control Protection Period.

Lam Research Corporation 2022 Proxy Statement 49

Executive Change in Control Policy
The change in control policy applies to individuals serving as covered executives, including each of our NEOs.
The change in control policy provides that if a Change in Control of the Company (as defined in the change in control policy) occurs during the period of a covered executive’s employment, and if there is an Involuntary Termination of the covered executive’s employment on or after the date of the initial public announcement of the transaction or within the 24 months following the Change in Control, the covered executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for our CEO) of the covered executive’s then current annual base salary, plus an amount equal to 150% (200% for our CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the covered executive prior to the Change in Control; and (4) conversion of any Market-based PRSUs/performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination calculated as set forth in the award agreements (pursuant to the Company’s current form of Market-based PRSU award agreement, the cash award would be equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Change in Control or the last day of the Performance Period) of the unvested Market-based PRSUs/performance-based RSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the Change in Control and (ii) a pro rata portion (based on time from the day following the closing of the Change in Control until the last day of the Performance Period) of the target number of unvested Market-based PRSUs/performance-based RSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Change in Control).
If the Company is acquired by another entity in connection with a Change in Control of the Company (as defined in the severance policy) during the period of a covered executive’s employment, and there is or will be no market for the Company’s common stock, and if the acquiring company does not provide the covered executive with stock options and RSU awards comparable to the unvested stock option or RSU awards that are not performance-based that are granted to the covered executive prior to the Change in Control, then regardless of whether the covered executive’s employment is terminated, the covered executive will be entitled to the vesting, immediately prior to the Change in Control, of all such unvested stock option or RSU awards that are not performance-based that are granted to the covered executive prior to the Change in Control.
The change in control policy conditions all payments and benefits upon a covered executive’s performance in all material respects of their confidentiality and non-compete obligations to the Company. The change in control policy also requires a covered executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the covered executive’s employment, to receive the payments described above. Any compensation that is paid to a covered executive by the Company is subject to any applicable compensation recovery policy.
The change in control policy may be amended at any time; provided, however, that any amendment that would adversely affect a covered executive will not be applicable without such covered executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii) if the amendment occurs during the Change In Control Protection Period, the end of the Change In Control Protection Period.
Executive Transition Policy
As described above in “III. Primary Components of NEO Compensation; CY2021 Compensation Payouts; CY2022 Compensation Targets and Metrics−Other Benefits Not Available to All Employees−Senior Executive Transition Policy” the Company has a senior executive transition policy that provide eligible executives with an opportunity to work a mutually-agreed reduced schedule in anticipation of subsequent retirement. An eligible executive who wishes to commence a transition under the terms of the transition policy must, among other things, have entered into a transition agreement with the Company setting forth the material terms of the transition, including, among other things, the executive’s acknowledgement that (1) the executive’s provision of notice of their intent to consider a transition does not constitute notice of their voluntary resignation under the severance policy or change in control policy, and that (2) neither (i) the termination of the executive’s employment, voluntarily or involuntarily, for any or no cause, at the end of the mutually-agreed upon period of the transition, nor (ii) any reduction in the scope of the executive’s duties or responsibilities, change to the person or persons to whom the executive reports, and/or reduction in salary, benefits or compensation (target or actual) in the course of the transition that is consistent with the terms of the transition policy, does or will constitute an involuntary termination for any purpose, including, without limitation, under the severance policy, change in control policy, any stock incentive plan, or any equity award agreement.
Equity Plans
In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (1) a merger or consolidation in which the Company is not the surviving entity, (2) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (3) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of the awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced, or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the Board and/or the terms of the applicable transaction documents.
Potential Payments to Named Executive Officers upon Termination or Change in Control
The tables below summarize the potential payments to our NEOs, assuming an employment termination or change in control of the Company as of the end of fiscal year 2022. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2022, June 26, 2022. The closing price per share of our common stock on June 24, 2022, which was the last trading day of fiscal year 2022, was $450.19. The short-term incentive program pro rata amounts are calculated by multiplying the applicable pro rata percentage by the target. Actual performance will not be known until after the end of calendar year 2022.
Figure 58. Potential Payments to NEOs upon Termination or Change in Control
Potential Payments to Mr. Archer upon Termination or Change in Control as of June 26, 2022
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	1,725,000	2,300,000
Short-term Incentive (5-year average)	—	—	—	1,899,596	3,799,192
Short-term Incentive (pro rata)	—	958,333	—	958,333	791,498
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	3,325,311	—	151,508	3,325,311
Service-based Restricted Stock Units (Unvested and Accelerated)	—	7,461,449	—	755,419	7,461,449
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	16,945,151	—	8,322,663	18,031,910
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	786,000	—	786,000	786,000
Total	—	29,476,244	—	14,598,519	36,495,360
Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 26, 2022
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	705,000	1,057,500
Short-term Incentive (5-year average)	—	—	—	447,348	1,342,045
Short-term Incentive (pro rata)	—	337,813	—	337,813	372,790
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	175,486	—	43,759	175,486
Service-based Restricted Stock Units (Unvested and Accelerated)	—	4,857,101	—	214,741	4,857,101
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	4,623,001	—	2,355,845	4,902,118
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	28,651	—	28,651	28,651
Total	—	10,022,052	—	4,133,157	12,735,691

Lam Research Corporation 2022 Proxy Statement 51

Potential Payments to Dr. Lord upon Termination or Change in Control as of June 26, 2022
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	577,661	866,492
Short-term Incentive (5-year average)	—	—	—	332,541	997,622
Short-term Incentive (pro rata)	—	264,761	—	264,761	277,117
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	159,451	—	39,863	159,451
Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,481,124	—	187,730	1,481,124
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	3,948,166	—	2,077,177	4,171,010
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	42,977	—	42,977	42,977
Total	—	5,896,479	—	3,522,710	7,995,793

Potential Payments to Dr. Vahedi upon Termination or Change in Control as of June 26, 2022
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	—	805,727
Short-term Incentive (5-year average)	—	—	—	—	882,068
Short-term Incentive (pro rata)	—	—	—	—	245,019
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	137,272	—	—	137,272
Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,530,646	—	—	1,530,646
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	3,405,237	—	—	3,597,468
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	771,000	771,000	771,000	771,000	771,000
Total	771,000	5,844,155	771,000	771,000	7,969,200

Potential Payments to Mr. Varadarajan upon Termination or Change in Control as of June 26, 2022
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	—	805,727
Short-term Incentive (5-year average)	—	—	—	—	878,679
Short-term Incentive (pro rata)	—	—	—	—	244,077
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	137,272	—	—	137,272
Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,530,646	—	—	1,530,646
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	3,405,237	—	—	3,597,468
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	39,804	39,804	—	39,804	39,804
Total	39,804	5,112,959	—	39,804	7,233,673

Elective Deferred Compensation Plan
As described above in “Compensation Discussion and Analysis−Primary Components of NEO Compensation; CY2021 Compensation Payouts; CY2022 Compensation Targets and Metrics−Other Benefits Not Available to All Employees−Elective Deferred Compensation Plan”, the Company maintains an Elective Deferred Compensation Plan in which all of the NEOs are eligible to participate. In addition to the potential payments shown in Figure 58, in the event of a Change in Control (as defined in the Elective Deferred Compensation Plan), all amounts credited to a participating NEO’s account (other than amounts contributed through December 31, 2004, and earnings thereon) will be distributed in a lump sum payment on the first business day of the 18th month following such Change in Control. The balance, and applicable amounts, of each NEO’s account as of the end of fiscal year 2022 are set forth in note 4 to “Figure 57. Nonqualified Deferred Compensation”. Under the Elective Deferred Compensation Plan, amounts may be withdrawn or distributed from the plan through pre-scheduled payments or upon death, retirement, disability or a separation from service, as elected in advance by the participant in accordance with the terms of the plan.

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of our employees (other than our CEO). The fiscal year 2022 annual total compensation of our CEO, Mr. Archer, was $16,941,156, the fiscal year 2022 annual total compensation of our median compensated employee (other than our CEO) was $119,322, and the ratio of these amounts was 142 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
There have been no changes to our employee population or employee compensation arrangements since we identified the median employee for purposes of our fiscal year 2021 CEO pay ratio that we believe would significantly impact our pay ratio and, as a result, we are not required to re-identify our median employee for fiscal year 2022. However, there were changes in the circumstances of the original median employee used for fiscal year 2021 that we believe would result in a significant change to our pay ratio disclosure for fiscal year 2022. Specifically, we believe that these changed circumstances would have resulted in the annual total compensation of that employee being significantly greater in fiscal year 2022 than in fiscal year 2021, which would have resulted in a significantly lower CEO pay ratio for fiscal year 2022 than for fiscal year 2021. As a result, as permitted under the SEC rules, we are using another employee whose compensation is substantially similar to the original median employee, based on the compensation measure we used to select the original median employee in fiscal year 2021.
For purposes of identifying our median compensated employee in fiscal year 2021, we used our global employee population as of June 27, 2021, identified based on our human resources system of record. We used total direct compensation as our consistently applied compensation measure for such population. In this context, total direct compensation means the sum of the applicable annual base salaries determined as of June 27, 2021, the incentive cash target amount payable for service in calendar year 2021, and the approved value of the annual equity awards granted during fiscal year 2021 for our global employee population. We annualized the annual base salary and incentive cash target amounts for all employees who did not work for the entire year. Given its global population, the Company used the foreign currency exchange rates in effect at the end of fiscal year 2021 to determine the annual total direct compensation and therefore the median compensated employee. We calculated the annual total direct compensation for our median compensated employee for fiscal year 2022 using the same methodology used for our CEO as set forth in the “Summary Compensation Table” of this proxy statement.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information, as of June 26, 2022, regarding securities authorized for issuance under the Company’s equity compensation plans. The Company’s equity compensation plans include the 1999 Employee Stock Purchase Plan (the “1999 ESPP”) and the 2015 Stock Incentive Plan (the “2015 Plan”), each as amended and as may be amended.

Lam Research Corporation 2022 Proxy Statement 53

Figure 59. Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,406,018(2)	269.50	13,717,809(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,406,018	269.50	13,717,809
(1)
Weighted-average exercise prices do not include service-based RSUs or Market-based PRSUs, which are settled for no consideration.

(2)
Includes shares issuable upon service-based RSUs vesting, Market-based PRSUs vesting or stock option exercises under the 2015 Plan. The share total assumes shares will be issued at the maximum vesting amount for outstanding Market-based PRSUs.

(3)
Includes 8,038,265 shares available for future issuance under the 2015 Plan and 5,679,544 shares available for future issuance under the 1999 ESPP. All of the shares available for future issuance under the 1999 ESPP are available to purchase during the current purchase period, but the actual number of shares that can be purchased depends on the purchase price, which is not fixed until the end of the purchase period, and is subject to limits on purchases by individuals. The number of shares that may be purchased by an individual in the current purchase period under the 1999 ESPP cannot exceed 10,000 shares and the total fair market value of shares that can be purchased by an individual during a calendar year cannot exceed $25,000.

Audit Matters
Audit Committee Report
The audit committee operates under a written charter adopted by the Board that outlines its purpose and responsibilities. The audit committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to its charter to reflect the evolving role of the audit committee. The charter of the audit committee is available on the Investors section of our website at investor.lamresearch.com/corporate-governance.
The audit committee is composed entirely of directors who meet the independence requirements of Nasdaq and the SEC, and who otherwise satisfy the requirements for audit committee service imposed by the Exchange Act. The Board has designated all of the audit committee members as “audit committee financial experts” under the SEC rules.
The Company’s management, audit committee, and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the preparation, presentation and integrity of financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP (“EY”) has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (the “PCAOB”). The audit committee is responsible for monitoring and overseeing these processes. The audit committee relies on the expertise and knowledge of management, the internal audit department, and the independent auditor in carrying out its oversight responsibilities.
In accordance with applicable law, the audit committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The audit committee has the authority to engage its own outside advisors, including experts as the committee considers necessary to carry out its responsibilities, apart from counsel or advisors hired by management.
In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2022, the audit committee took the following actions:
•
Received and discussed the audited financial statements with Company management;

•
Discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC;

•
Received and discussed the written disclosures and the letter from EY as per applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with EY its independence; and

•
Based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2022 Annual Report on Form 10-K for the fiscal year ended June 26, 2022 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.
MEMBERS OF THE AUDIT COMMITTEE
Michael R. Cannon
Catherine P. Lego
Bethany J. Mayer
Leslie F. Varon (Chair)
Lam Research Corporation 2022 Proxy Statement 55

Relationship with Independent Registered Public Accounting Firm
EY has audited the Company’s consolidated financial statements since the Company’s inception.
Annual Evaluation and Selection of Independent Registered Public Accounting Firm
The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain EY include: (1) EY’s global capabilities to handle the breadth and complexity of the Company’s global operations; (2) EY’s technical expertise and knowledge of the Company’s industry and global operations; (3) the quality and candor of EY’s communications with the audit committee and management; (4) EY’s independence; (5) the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism; (6) the appropriateness of EY’s fees; and (7) EY’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure EY’s continued independence in light of such tenure.
Figure 60. Independent Registered Public Accounting Firm Evaluation and Selection Highlights
Independence Controls

Audit Committee Oversight – Oversight includes regular private sessions with EY, discussions with EY about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage EY, and direct involvement by the audit committee and its chair in the selection of a new global coordinating partner in connection with the mandated rotation of this position.

Limits on Non-Audit Services – The audit committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

EY’s Internal Independence Process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.

Strong Regulatory Framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Benefits of Longer Tenure

Enhanced Audit Quality – EY’s significant institutional knowledge of, and deep expertise in, the Company’s semiconductor equipment industry and global business, accounting policies and practices, and internal control over financial reporting enhances audit quality.

Competitive Fees – Because of EY’s familiarity with the Company and the industry, audit and other fees are competitive with peer independent registered public accounting firms.
Avoid Costs Associated with New Auditor – Bringing on a new independent registered public accounting firm would be costly and require a significant time commitment, which could lead to management distractions.
Fees Billed by Ernst & Young LLP
The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2022 and 2021.
Figure 61. Fees Billed by Ernst & Young LLP
	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Audit Fees(1)	5,293,103	4,640,541
Audit-Related Fees(2)	129,000	7,000
Tax Fees(3)	195,558	63,296
All Other Fees	—	—
TOTAL	5,617,661	4,710,837
(1)
Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.

(2)
Audit-Related Fees represent fees for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. These fees principally include services provided for agreed upon procedures related to financial assurance certification for certain costs related to local regulatory requirements and accounting due diligence review associated with business acquisitions during fiscal year 2022.

(3)
Tax Fees represent fees for professional services for tax planning, tax compliance and review services related to foreign tax compliance and assistance with tax audits and appeals.

The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2022 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee or its delegate approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2022.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
It is the responsibility of the audit committee to approve, in accordance with sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services to be provided to us by our independent registered public accounting firm, provided that the audit committee may not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption.
It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions
The audit committee is responsible for the review and oversight of all related party transactions required to be disclosed to the public under SEC rules pursuant to its written charter. In addition, the Company maintains a written code of ethics that requires all employees, officers and directors to act ethically when handling any actual or apparent conflicts of interest in personal and professional relationships and to promptly report any such issues to the Company’s legal department.
No family relationships exist as of the date of this proxy statement or existed during fiscal year 2022 among any of our directors and executive officers. The Company participated in one transaction (including employment and compensation associated therewith) since the beginning of fiscal year 2022 in which a director, director nominee, executive officer, or one of their immediate family members had a material interest and the amount involved exceeded $120,000. Specifically, the brother-in-law of Ava Hahn, our Senior Vice President, Chief Legal Officer and Secretary, Eric Samulon, is employed by the Company as a senior manager of engineering in the etch business unit. In fiscal year 2022, the aggregate compensation paid to Dr. Samulon, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any health and other benefits contributed to or paid for by the Company, was less than $350,000. Dr. Samulon’s aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions.
On February 1, 2022, BlackRock Inc. (“BlackRock”) filed an amendment to Schedule 13G reporting the beneficial ownership, together with certain subsidiaries, of 11,100,869 shares of our common stock, or approximately 8.11% of the shares outstanding on September 9, 2022. As a result of beneficially owning more than 5% of our common stock, BlackRock may be deemed to have been a related person of the Company during fiscal year 2022. The Company invests in certain BlackRock money market funds. The Company received approximately $150 thousand in interest from these funds during fiscal year 2022.
On February 9, 2022, FMR LLC (“FMR”) filed an amendment to Schedule 13G reporting the beneficial ownership, together with its affiliates, of 7,027,554 shares of our common stock, or approximately 5.14% of the shares outstanding on September 9, 2022. As a result of beneficially owning more than 5% of our common stock, FMR may be deemed to have been a related person of the Company during fiscal year 2022. Certain affiliates of FMR provide services to us in connection with the administration of our equity compensation plans and our 401(k) plan. The Company paid approximately $350 thousand to affiliates of FMR for services during fiscal year 2022.

Lam Research Corporation 2022 Proxy Statement 57

Voting Proposals
Proposal No. 1: Election of Directors
This first proposal relates to the election to the Board of nine nominees who are directors of the Company as of the date of this proxy statement. In general, the nine nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the Board, even if they are among the top nine nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, or until their successor is elected and qualified or their earlier resignation or removal.
Unless otherwise instructed, the people named on the proxy card as proxy holders (the “Proxy Holders”) will vote the proxies received by them for the nine nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than nine nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, then unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the then-current Board to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.
The nominees for election or reelection have been nominated for election to the Board in accordance with the criteria and procedures discussed above in “Governance Matters−Corporate Governance.”
Appointment of New Director. As part of its Board refreshment planning and continued focus on diversity, the Board identified the desirability of augmenting its skills and experiences in the area of human capital. The Board retained a third-party search firm and selected Ms. Mehra as having human resource leadership experience, including international experience.
Over the course of several months, Ms. Mehra met with our chairman, nominating and governance committee chair, members of the nominating and governance committee, additional board members, and our president and CEO, as well as representatives of the Company’s executive team. Following those meetings, the nominating and governance committee recommended Ms. Mehra for appointment to the Board. The Board, after discussing the recommendation and increasing the size of the Board, approved the recommendation of the committee and appointed Ms. Mehra to the Board.
Board Size. The nine directors to be elected in this proposal are fewer than the 10 members of the Board as of the date of mailing. As is discussed above in “Governance Matters−Corporate Governance,” one of our current directors, Ms. Lego, is retiring from the Board effective as of November 7, 2022, and the size of the Board will be reduced to nine prior to the 2022 annual meeting.
Information Regarding Each Nominee. In addition to the biographical information concerning each nominee’s specific experience, attributes, positions and qualifications and age as of September 9, 2022, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the Board and performed their duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have diverse viewpoints, skills, backgrounds, and experiences that will encourage a robust decision-making process for the Board.
☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES SET FORTH BELOW.

2022 Nominees for Director
Sohail U. Ahmed Director since 2019 Age 64 Board Committees: • Compensation and Human Resources ◦ Member since 2020
Sohail U. Ahmed is the former Senior Vice President and General Manager of the Technology and Manufacturing Group at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for overseeing the research and development and deployment of next-generation silicon logic technologies for production of future Intel microprocessors. He held that position from January 2015 to October 2018. Immediately prior to that, he was Corporate Vice President and General Manager, Logic Technology Department at Intel from 2004 to January 2015. Mr. Ahmed joined Intel in 1984, working as a process engineer, and held progressive technical and management positions in logic process development.
Mr. Ahmed earned an M.S. degree in chemical engineering from the University of California, Davis, and a B.S. degree in chemical engineering from the University of Southern California.
The Board has concluded that Mr. Ahmed should serve as a director of the Company because of his extensive knowledge and experience acquired as an executive of a major semiconductor manufacturer focused on next-generation silicon logic technologies, his deep knowledge and understanding of semiconductor processing equipment technologies, and his experience as a senior executive of a major Company customer.

Timothy M. Archer Director since 2018 Age 55
Timothy M. Archer has served as the Company’s President and Chief Executive Officer since December 5, 2018. Mr. Archer joined the Company in June 2012 as our executive vice president, chief operating officer; and was promoted to president and chief operating officer in January 2018. Prior to joining us, he spent 18 years at Novellus Systems, Inc. in various technology development and business leadership roles, including most recently as chief operating officer from January 2011 to June 2012; executive vice president of Worldwide Sales, Marketing, and Customer Satisfaction from September 2009 to January 2011; and executive vice president of the PECVD and Electrofill Business Units from November 2008 to September 2009. His tenure at Novellus also included assignments as senior director of technology for Novellus Systems Japan from 1999 to 2001 and senior director of technology for the Electrofill Business Unit from April 2001 to April 2002. He started his career in 1989 at Tektronix, where he was responsible for process development for high-speed bipolar integrated circuits.
Mr. Archer currently serves on the International Board of Directors for SEMI, the global industry association representing the electronics manufacturing and design supply chain. From 2020 to 2022, Mr. Archer served as chairman of the board for the National GEM Consortium, a nonprofit organization that is dedicated to increasing the participation of underrepresented groups at the master’s and doctoral levels in engineering and science.
Mr. Archer completed the Program for Management Development at the Harvard Graduate School of Business and earned a B.S. degree in applied physics from the California Institute of Technology.
The Board has concluded that Mr. Archer should serve as a director of the Company because of his strong leadership; his knowledge and experience acquired from his current service as President, Chief Executive Officer and a director of the Company, and his past service as President and Chief Operating Officer, and as Executive Vice President and Chief Operating Officer of the Company; his deep knowledge and understanding of semiconductor processing equipment technologies; his understanding of our customers’ markets and needs; and his mergers and acquisitions experience.

Lam Research Corporation 2022 Proxy Statement 59

Eric K. Brandt
Director since 2010
Age 60
Board Committees:
•
Audit

◦
Chair: 2014−2020

◦
Member: 2010−2014

•
Compensation and Human Resources

◦
Chair since 2020

•
Nominating and Governance

◦
Member since 2019

Public company directorships in last five years:
•
NortonLifeLock, Inc.

•
Dentsply Sirona Inc.

•
The Macerich Company

•
Altaba Inc. (former)

Eric K. Brandt is the former Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a position he held from March 2007 until its merger with Avago Technologies Limited in February 2016. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.
Mr. Brandt has served as a member of the board of directors of: NortonLifeLock, Inc., a consumer cyber security provider, since February 2020, where he is the chair of the audit committee; The Macerich Company, a real estate investment trust focused on regional malls, since June 2018, where he is a member of the compensation committee and is the chair of the capital allocation committee; Altaba Inc. (formerly Yahoo! Inc.), a private company that remained, and was subsequently renamed, following the completion of Yahoo!’s sale of its operating businesses in June 2017 (and which is in the process of a stockholder approved plan of dissolution and liquidation), since its inception, where he is the lead independent director and chair of the audit committee, and has served as chairman of the board, chair of the nominating and governance committee, and a member of the compensation committee; and Dentsply Sirona Inc. (formerly Dentsply International, Inc.), a manufacturer and distributor of dental product solutions, since 2004, where he is the non-executive chairman of the board and a member of the corporate governance and nominating committee, and has served as chair of the executive committee and a member of the human resources committee and the audit and finance committee.
He previously served on the board of directors of: MC10, Inc., a privately-held medical device Internet of Things (IoT) company, from March 2016 until February 2018, where he was chair of the compensation committee and governance committee; Yahoo! Inc., a digital information discovery company, from March 2016 to June 2017, where he was chairman of the board and chair of the audit and finance committee; Vertex Pharmaceuticals, Inc., a pharmaceutical company, from 2002 to 2009, where he was chair of the audit committee, and a member of the nominating and governance committee; and Avanir Pharmaceuticals from 2005 to 2007.
Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.
The Board has concluded that Mr. Brandt should serve as a director of the Company because of his financial expertise including as a former chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry and other technology industries; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as an audit committee member and chair, a compensation committee member and a nominating and governance committee member and chair; and his cybersecurity expertise.

Michael R. Cannon
Director since 2011
Age 69
Board Committees:
•
Audit

◦
Member since 2011

•
Nominating and Governance

◦
Chair since 2019

◦
Member 2011−2019

Public company directorships in last five years:
•
Seagate Technology Public Limited

•
Dialog Semiconductor Plc (former)

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.
Mr. Cannon has served as a member of the board of directors of Seagate Technology Public Limited, a disk drive and storage solutions company, since February 2011, where he became chairman of the board in July 2020, is a member of the nominating and corporate governance committee and the compensation committee, and has served as lead independent director, as the chair of the nominating and corporate governance committee, and as a member of the audit and finance committees.
He previously served on the board of directors of Dialog Semiconductor Plc, a mixed signal integrated circuits company, from February 2013 until it was acquired in August 2021, where he served as the chair of the remuneration committee and as a member of the nomination committee; Adobe Systems Inc., a diversified software company, from December 2003 to April 2016, where he had been a member of the audit committee and chair of the compensation committee; Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.
Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.
The Board has concluded that Mr. Cannon should serve as a director of the Company because of his industry knowledge; his marketing experience; his experience as President at a public corporation that is a customer of our customers; his finance experience; his 20 years of international business experience; his experience with mergers and acquisitions; and his extensive board experience as a director on other public company boards, including service on audit, compensation and nominating and governance committees.

Lam Research Corporation 2022 Proxy Statement 61

Bethany J. Mayer
Director since 2019
Age 60
Board Committees:
•
Audit

◦
Member since 2019

Public company directorships in last five years:
•
Box, Inc.

•
Sempra Energy Inc.

•
Marvell Technology Group Ltd. (former)

•
Ixia (former)

Bethany J. Mayer has served as an Executive Advisor of Siris Capital Group LLC, a private equity firm, since May 2021, where she previously served as an Executive Partner from January 2018 to April 2021. She was the Executive Vice President, Corporate Development and Technology of Sempra Energy, an energy services holding company, from November 2018 to January 2019. From September 2014 to December 2017, Ms. Mayer was the President and Chief Executive Officer of Ixia, a test, visibility, security solutions, network testing tools and virtual network security solutions provider for applications across physical and virtual networks that was ultimately acquired by Keysight Technologies in 2017. From May 2011 to May 2014, Ms. Mayer served as Senior Vice President and General Manager of Hewlett-Packard Company’s (HP) Networking business unit and the Network Function Virtualization business unit. From 2010 until 2011, she served as Vice President, Worldwide Marketing and Alliances of HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Inc., a hardware, software, and services provider for cybersecurity and network management; Cisco Systems, Inc., an internet technology company; and Apple Computer, Inc., a technology company.
She has served as a member of the boards of directors of: Box, Inc., a cloud content management and file sharing service for businesses, since April 2020, where she is the chair of the board, chair of the compensation committee, and a member of the operating committee; Sempra Energy since June 2019 after serving from February 2017 to November 2018, where she is the chair of the environmental, health, safety and technology committee and a member of the executive committee; and Electronics for Imaging Inc., a privately held print technology company, since July 2019.
Ms. Mayer previously served on the boards of directors of: Marvell Technology Group Ltd, a infrastructure semiconductor solutions company, from May 2018 to June 2022, where she was a member of the executive compensation committee, nominating and governance committee, and audit committee; Pulse Secure, LLC, a privately-held provider of access and mobile security solutions to both enterprises and service providers, from September 2019 to December 2020, where she was the chairperson of the board, and previously served as a member from January 2018 to November 2018; SnapRoute, Inc., a privately-held developer of open source network stacks for enterprises, from May 2018 to July 2019; DataStax, Inc., a privately-held database software provider for cloud applications, from May 2018 to April 2019; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Ixia from September 2014 to December 2017.
Ms. Mayer earned an M.S. degree in Cybersecurity Risk and Strategy from New York University, an M.B.A. degree from CSU-Monterey Bay and a B.S. degree in political science from Santa Clara University.
The Board has concluded that Ms. Mayer should serve as a director of the Company because of her leadership skills and her experience in operational roles at companies in various technology industries, including networks, network management, servers, security solutions, cybersecurity and internet technology; and her board governance experience from service on other boards.

Jyoti K. Mehra Director since 2021 Age 46
Jyoti K. Mehra has served as the Executive Vice President of Human Resources of Gilead Sciences, Inc., a biopharmaceutical company, since July 2019. She previously served as Vice President of Human Resources of Gilead from October 2017 to July 2019. Prior to joining Gilead, she held positions of increasing responsibility with Novartis Pharmaceuticals Corporation, a pharmaceutical company, and its affiliates, from 2005 through October 2017, most recently as Vice President of Human Resources of Novartis from July 2014 to October 2017.
Ms. Mehra earned an M.A. degree in politics from Jawaharlal Nehru University, and a B.A. degree in political science from Delhi University.
The Board has concluded that Ms. Mehra should serve as a director of the Company because of her leadership and international business experience in a high-technology industry; her substantial human capital and talent development experience, including as the head of human resources of a public company with global operations; her governance experience, and her cybersecurity experience.

Abhijit Y.
Talwalkar
Chairman
Director since 2011
Age 58
Board Committees:
•
Compensation and Human Resources

◦
Chair: 2012−2015

◦
Member since 2015

•
Nominating and Governance

◦
Chair: 2015−2019

◦
Member since 2019, previously 2015−2015

Public company directorships in last five years:
•
Advanced Micro Devices Inc.

•
iRhythm Technologies Inc.

•
TE Connectivity Ltd.

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, a leading producer of microchips, computing and communications products. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a very-large-scale integration (VLSI) bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.
Mr. Talwalkar has served as a member of the board of directors of: Advanced Micro Devices Inc., a developer of high performance computing, graphics and visualization technologies, since June 2017, where he is a member of the compensation and leadership resources committee, the innovation and technology committee and the nominating and corporate governance committee; TE Connectivity Ltd, a connectivity and sensor solutions company, since March 2017, where he is the chair of the management development and compensation committee and has served as a member of the audit committee; and iRhythm Technologies Inc., digital health care solutions company, since May 2016, where he is the chairman of the board, a member of the compensation committee, and the chair of the nominating and governance committee, and has served as a member of the audit committee.
He previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.
Mr. Talwalkar earned a B.S. degree in electrical engineering from Oregon State University.
The Board has concluded that Mr. Talwalkar should serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his technology experience; his business and operations leadership roles at other semiconductor companies that include a customer of the Company; his finance experience; his global business experience; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as chairman of another board; and his cybersecurity expertise.

Lam Research Corporation 2022 Proxy Statement 63

Lih Shyng
(Rick L.) Tsai
Director since 2016
Age 71
Board Committees:
•
Compensation and Human Resources

◦
Member since 2019

Public company directorships in last five years:
•
MediaTek Inc.

•
USI Corporation (former)

Rick L. Tsai has served as the CEO of MediaTek Inc., a Taiwanese-listed global fabless semiconductor company, since February 2018. He was Co-CEO of MediaTek from June 2017 to February 2018. He is the former Chief Executive Officer of Chunghwa Telecom Co., Ltd., a Taiwanese integrated telecom service provider, a position he held from January 2014 until December 2016. From August 2011 to January 2014, Dr. Tsai concurrently served as Chief Executive Officer of TSMC Solar Ltd., a provider of high-performance solar modules, and TSMC Solid State Lighting Ltd. (SSL), a company providing lighting solutions that combine its parent’s expertise in semiconductor manufacturing and rigorous quality control with its own integrated capabilities spanning epi-wafers, chips, emitter packaging and extensive value-added modules and light engines, both of which are wholly-owned subsidiaries of Taiwan Semiconductor Manufacturing Company, Limited (TSMC). Prior to these positions, Dr. Tsai was TSMC’s President of New Businesses from June 2009 to July 2011 and President and CEO of TSMC from July 2005 to June 2009. Dr. Tsai held other key executive positions, such as COO, EVP of Worldwide Sales and Marketing, and EVP of Operations, since joining TSMC in 1989. Dr. Tsai served as President of TSMC’s affiliate, Vanguard International Semiconductor, from 1999 to 2000. Prior to joining TSMC, Dr. Tsai held various technical positions at Hewlett Packard, an international information technology company, from 1981 to 1989.
Dr. Tsai has served as a member of the board of directors of MediaTek Inc. since June 2017.
He previously served on the board of directors of: USI Corporation, a Taiwanese-listed polyethylene manufacturer, from June 2014 until March 2019; NXP Semiconductors N.V., from July 2014 until June 2017; Chunghwa Telecom from January 2014 until December 2016, where he served as chairman; TSMC from 2003 to 2013; TSMC Solar and TSMC SSL from August 2011 to January 2014, where he served as their chairman; and Taiwan Semiconductor Industry Association (TSIA) from June 2009 to March 2013, where he served as chairman.
Dr. Tsai earned a Ph.D. degree in material science and engineering from Cornell University and a B.S. degree in physics from the National Taiwan University in Taipei, Taiwan.
The Board has concluded that Dr. Tsai should serve as a director of the Company because of his substantial operational and leadership experience in global businesses, particularly through his service as President, CEO and director of TSMC, a major customer of the Company; his knowledge of the semiconductor and semiconductor equipment industry; his extensive executive and board experience for global technology companies, including NXP Semiconductor, Chunghwa Telecom and MediaTek; and his mergers and acquisitions experience.

Leslie F. Varon
Director since 2019
Age 65
Board Committees:
•
Audit

◦
Chair since 2020

◦
Member 2019−2020

Public company directorships in last five years:
•
Dentsply Sirona Inc.

•
Hamilton Lane

Leslie F. Varon is the former Chief Financial Officer of Xerox Corporation, a document solutions company, a position she held from November 2015 until December 2016. From January 2017 until March 2017, when she retired from the company, she was a Special Advisor to the then new Xerox Chief Executive Officer. Her previous leadership roles during her tenure at Xerox include: Vice President, Investor Relations from March 2015 until October 2015; Vice President, Finance and Corporate Controller from July 2006 until February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers; Vice President, North America Finance and Operational Support from October 2004 until June 2006; Vice President, Investor Relations and Corporate Secretary from 1997 until September 2004; and Director of Corporate Audit from 1993 until 1997.
Ms. Varon has served as a member of the boards of directors of: Dentsply Sirona, Inc., a manufacturer and distributor of dental product solutions, since January 2018, where she chairs the audit and finance committee; and Hamilton Lane, a private markets investment company, since May 2017, where she is the chair of the audit committee. She previously served on the board of directors of Xerox International Partners, a joint venture of Xerox and Fuji Xerox, from July 2006 until March 2017.
Ms. Varon earned an M.B.A. degree from Virginia Tech, and a B.S. degree in Psychology from Binghamton University.
The Board has concluded that Ms. Varon should serve as a director of the Company because of her substantial finance experience; her qualifications as an audit committee financial expert; her leadership experience as a former chief financial officer; her board governance experience on other public company boards, including her service as a current chair of two other public company audit committees; and her mergers and acquisitions experience.

Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”
Section 14A of the Exchange Act enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, our named executive officer compensation, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our Board, our compensation and human resources committee and, as appropriate, our Board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.
We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2021 Say on Pay results and our response, we encourage you to read the section of this proxy statement entitled “Compensation Matters−Executive Compensation and Other Information−Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.
We are asking for stockholder approval, on an advisory or non-binding basis, of the following resolution:
‘RESOLVED, that the stockholders of Lam Research Corporation (the Company) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and any related narrative disclosure included in the proxy statement.’
Each proxy received by the Proxy Holders will be voted “FOR” the advisory vote to approve the compensation of our named executive officers, unless the stockholder provides other instructions.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve our named executive officer compensation will be at the 2023 annual meeting.
Stockholder approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.
☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

Lam Research Corporation 2022 Proxy Statement 65

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2023
Stockholders are being asked to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2023. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification. If the stockholders do not ratify the appointment of EY, the audit committee will contemplate whether to reconsider the appointment. Even if the stockholders ratify the appointment, the audit committee may, in its discretion, appoint a different independent auditor at any time if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders. EY has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.
Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of EY, unless the stockholder provides other instructions.
Our audit committee meets periodically with EY to review both audit and non-audit services performed by EY, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by EY, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters−Audit Committee Report” and “Audit Matters−Relationship with Independent Registered Public Accounting Firm” above.
A representative of EY is expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representative will also be available to respond to appropriate questions from the stockholders.
Stockholder approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.
☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

Other Voting Matters
We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the Board may recommend or, if the Board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment. It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

Voting and Meeting Information
Information Concerning Solicitation and Voting
Our Board solicits your proxy for the 2022 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2022 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.
Record Date
Only stockholders of record at the close of business on September 9, 2022 (the “Record Date”) are entitled to receive notice of and to vote at the annual meeting.
Shares Outstanding
As of the Record Date, 136,834,528 shares of common stock were outstanding.
Quorum
Stockholders who hold shares representing a majority of our shares of common stock outstanding and entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. A quorum is required to transact business at the annual meeting. Virtual attendance at the annual meeting constitutes presence in person for purposes of a quorum at the annual meeting.
Inspector of Elections
The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast at the annual meeting, whether cast in person or by proxy.
Voting by Proxy
Stockholders may direct the Proxy Holders on how to cast votes on their behalf by internet, telephone, or mail, per the instructions on the accompanying proxy card.
Voting at the Meeting
This year’s annual meeting will be a virtual meeting. Stockholders of record may vote electronically during the meeting by visiting the meeting website at virtualshareholdermeeting.com/LRCX2022. To vote during the meeting, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e. an owner who is not the record holder of their shares) should refer to the voting instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner. Voting electronically during the meeting by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.
Changing Your Vote
Stockholders of record may change their votes by revoking their proxies at any time before the polls close by (1) submitting a later-dated proxy by the internet, telephone or mail, or (2) submitting a vote electronically during the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.
Voting Instructions
If a stockholder completes and submits proxy voting instructions, the Proxy Holders will follow the stockholder’s instructions. If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the Board; “FOR” approval, on an advisory basis, of our named executive officer compensation; and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2023. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.
Lam Research Corporation 2022 Proxy Statement 67

Voting on Proposals
Pursuant to Proposal No. 1, Board members will be elected at the annual meeting to fill nine seats on the Board to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are nine nominees in total for the nine Board seats, a nominee will be elected only if they receive an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, their previously submitted resignation will be promptly considered by the Board. Each stockholder may cast one vote (“for”, “against” or “abstain”), per share held, for each of the nine nominees. Stockholders may not cumulate votes in the election of directors.
Each share is entitled to one vote on Proposals No. 2 and 3. Votes may be cast “for,” “against” or “abstain” on Proposals No. 2 and 3. Approval of Proposals No. 2 and 3 requires the affirmative vote of a majority of the shares of common stock having voting power present, in person or represented by proxy, at the meeting.
Effect of Abstentions and Broker Non-Votes
Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will have no effect with respect to the election of directors but will have the effect of “no” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.
Voting by 401(k) Plan Participants
Participants in Lam’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date, will receive this proxy statement, so that each participant may vote, by proxy, their interest in Lam’s common stock as held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives.
Voting Results
We will announce preliminary results at the annual meeting. We will report final voting results at investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.
Availability of Proxy Materials
Beginning on September 28, 2022, this proxy statement and the accompanying proxy card and 2022 Annual Report on Form 10-K to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.
We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at investor.lamresearch.com. We will furnish, without charge, a printed copy of these materials and our 2022 Annual Report (including exhibits) on request by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).
A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 28, 2022 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.
Proxy Solicitation Costs
The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $17,500 plus out-of-pocket expenses. D.F. King & Co, Inc. may be contacted at 48 Wall Street, New York, New York 10005. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Other Meeting Information
Annual Meeting Admission
All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting virtually. Stockholders of record may attend the meeting by visiting the meeting website at virtualshareholdermeeting.com/LRCX2022. To attend, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e. an owner who is not the record holder of their shares) who wishes to attend the meeting should refer to the instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner.
Asking Questions
Stockholders who wish to submit a question during the annual meeting may log into the virtual meeting platform at virtualshareholdermeeting.com/LRCX2022, beginning at 9:00 a.m. Pacific Standard Time on November 8, 2022, type their question where indicated, and click to submit.
We ask that you limit your questions to those that are relevant to the annual meeting or our business. Questions may not be addressed if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. In addition, questions may be grouped by topic by our management. Questions will be addressed during the appropriate portions of the meeting, and we may also respond by posting answers on our website after the annual meeting.
Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by telephone.
Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by telephone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.
Stockholder-Initiated Proposals and Nominations for 2023 Annual Meeting
Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2023 annual meeting of stockholders (in accordance with SEC Rule 14a-8) and for consideration at the 2023 annual meeting of stockholders. The Company must receive a stockholder proposal no later than May 31, 2023 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.
Proposed nominations of directors under Company bylaws for Proxy Access. Our bylaws provide for “Proxy Access.” Pursuant to the Proxy Access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years can nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2023 annual meeting of stockholders pursuant to Proxy Access, all of the information required by our bylaws must be received by the Secretary of the Company no earlier than May 1, 2023, and no later than May 31, 2023.
Proposals and nominations under Company bylaws for presentation at the annual meeting but for which the proponent does not seek to include materials in our proxy statement. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the 2023 annual meeting by following certain requirements set forth in our bylaws. These proposals will not be eligible for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders unless they are submitted in compliance with then applicable SEC rules or pursuant to the Proxy Access described above; however, they will be presented for consideration at the 2023 annual meeting of stockholders if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied. Our bylaws establish requirements for stockholder proposals and

Lam Research Corporation 2022 Proxy Statement 69

nominations not included in our proxy statement to be considered at the annual meeting. On May 11, 2022, our Board amended and restated our bylaws to, among other things:
•
update the procedural and information requirements in the bylaws for stockholders to submit director nominations and stockholder proposals, including without limitation, provisions requiring parties wishing to nominate directors to state their intention to solicit 67% of the voting power of shares entitled to vote on the election of directors and file a definitive proxy statement with the SEC, providing for additional information to be provided in connection with director nominations and associated deadlines for providing such information, providing for updating of such information and requiring that all such information be accurate and complete, and empowering the Company to require that any person nominated for election to the Board submit to interviews with the Board;

•
clarify that the number of nominees a stockholder may nominate for election at a meeting of stockholders (other than under our existing proxy access bylaw, for which the limits on number of nominees remains unchanged) shall not exceed the number of directors to be elected at such meeting; and

•
add a new section that (1) clarifies that, for any nomination to be properly brought before a meeting by a record stockholder, the information provided by such stockholder, the beneficial owner, if any, on whose behalf any such nomination is made and the person so nominated shall not contain any false or misleading information or omit any material information that has been requested, and (2) specifies further powers of the corporation in the event of a failure to meet the procedural, information and other requirements of the advance notice bylaw.

Assuming that the 2023 annual meeting of stockholders takes place at roughly the same date next year as the 2022 annual meeting (and subject to any change in our bylaws—which would be publicly disclosed by the Company–and to any provisions of then-applicable SEC rules), a stockholder of record not seeking to include materials in our proxy statement must submit the proposal or nomination in writing and it must be received by the Secretary of the Company no earlier than July 15, 2023, and no later than August 14, 2023.
In addition to satisfying the requirements under our bylaws and providing the information required thereunder to the Company, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than September 11, 2023. However, if the date of the 2023 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2022 annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting is first made.
For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.
By Order of the Board of Directors,
Ava M. Hahn
Secretary
Fremont, California
Dated: September 28, 2022

Lam RESEARCH

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During the Meeting - **www.virtualshareholdermeeting.com/LRCX2022**

LAM RESEARCH CORPORATION

The Board of Directors recommends you vote FOR all nine of the nominees listed in proposal 1.

1. Election of Directors

Nominees:

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Advisory vote to approve the compensation of the named executive officers of Lam Research, or "Say on Pay."	☐	☐	☐
3. Ratification of the appointment of the independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable.

Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized officer must sign. For a partnership, an authorized person must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LAM RESEARCH CORPORATION ATTN: INVESTOR RELATIONS 4650 CUSHING PARKWAYFREMONT, CALIFORNIA 94538 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During the Meeting - www.virtualshareholdermeeting.com/LRCX2022You may attend the annual meeting of stockholders via the Internet and vote during the meeting. Have the information printed in the box marked by the arrow in hand when you access the web site and then follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.PLEASE HELP THE ENVIRONMENT - GO PAPERLESSe-Delivery makes it easy for you to go paperless. You can quickly access your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, while helping to reduce costs, clutter and paper waste. To sign up for electronic delivery, please visit enroll.icsdelivery.com/lrcx for simple instructions. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D90873-P77171-Z83070 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.Sohail U. Ahmed!!!1b.Timothy M. Archer!!!1c.Eric K. Brandt!!!1d.Michael R. Cannon!!!1e.Bethany J. Mayer!!!1f.Jyoti K. Mehra!!!1g.Abhijit Y. Talwalkar!!!1h.Lih Shyng (Rick L.) Tsai!!!1i.Leslie F. Varon!!!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.D90874-P77171-Z83070THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAM RESEARCH CORPORATIONIN CONJUNCTION WITH THE ANNUAL MEETINGOF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2022The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 28, 2022, and the 2022 Annual Report to Stockholders; (b) appoints Timothy M. Archer and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 8, 2022 at 9:30 a.m., Pacific Standard Time, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all nine of the director nominees listed in proposal 1; FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or "Say on Pay;" FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2023; and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.Continued and to be signed on reverse side